                                                                 Exhibit 10.7

                                      SUBLEASE

     THIS SUBLEASE ("Sublease"), dated September 1, 1999 for reference purposes only, is entered into by and between BROADVISION, INC., a Delaware corporation ("Broadvision") and REALNAMES CORPORATION, a Delaware corporation ("Subtenant").

                                      RECITALS

     A. Broadvision leases certain premises consisting of an industrial building containing approximately 55,282 square feet, located at 405 Broadway, Redwood City, California, pursuant to that certain Lease dated February 10, 1999, between Martin/Campus Associates No. 4, L.P., a Delaware limited partnership, as landlord (the "Master Landlord") and Broadvision, as tenant (the "Master Lease"), as more particularly described therein (the "Master Premises"). Capitalized terms used but not defined herein have the same meanings as they have in the Master Lease. A copy of the Master Lease is attached hereto as EXHIBIT A.

     B. Broadvision desires to sublease a portion of the Premises to Subtenant, and Subtenant desires to sublease a portion of the Premises from Broadvision on the terms and provisions hereof.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, Broadvision and Subtenant covenant and agree as follows:

     AGREEMENT

     1. PREMISES. On and subject to the terms and conditions below, Broadvision hereby leases to Subtenant, and Subtenant hereby leases from Broadvision, the entire second floor of the Master Premises which contains approximately 25,891 rentable square feet, and as more particularly described in Exhibit B.

     2. TERM. This Sublease shall commence on Broadvision's delivery of possession (the "Commencement Date"), provided Broadvision has theretofore obtained the consent of Master Landlord, and shall expire May 31, 2000, unless sooner terminated pursuant to any provision hereof.

     3.    POSSESSION.

     (a) Broadvision shall use commercially reasonable efforts to deliver possession of the Premises to Subtenant by October 1, 1999. If for any reason Broadvision cannot deliver possession of the Premises to Subtenant by October 1, 1999, Broadvision shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease or the obligations of Subtenant hereunder or extend the term hereof, provided that no rent shall be due hereunder until possession of the Premises has been delivered to Subtenant.

     (b) In addition to the foregoing, Broadvision shall use commercially reasonable efforts to deliver the "Office" portion of the Premises to Subtenant by September 15, 1999. If such portion of the Premises shall be delivered to Subtenant prior to delivery of the entire Premises, then Subtenant's occupancy shall be subject to all of the terms and conditions of

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this Sublease except that Subtenant shall pay rent to Broadvision for such space in the amount of $1,531.88 per day (representing one half of the Rent as pro-rated on a daily basis).

     4.   Rent.

     (a) Commencing on the Commencement Date and continuing throughout the term of this Sublease, Subtenant shall pay monthly rent ("Rent") to Broadvision in the amount of ninety-one thousand nine-hundred thirteen and 05/100 Dollars ($91,913.05). Such Rent is "full-service" which shall include without limitation, all operating expenses for the premises, Building and the Project, and all costs for a commercially reasonable amount of utilities, building security and janitorial services provided to Subtenant as more particularly described in Exhibit E; However, to the extent that there are any increases in Additional Rent (as such term is defined in the Master Lease) due to any acts or omissions of Subtenant hereunder, then Subtenant shall be liable to Broadvision for such increases and shall pay such increases to Broadvision upon request.

     (b) If the Commencement Date does not fall on the first day of a calendar month, Rent for the first month shall be prorated on a daily basis based upon a calendar month. Rent shall be payable to Broadvision in lawful money of the United States, in advance, without prior notice, demand, or offset, on or before the first day of each calendar month during the term hereof. All Rent shall be paid to Broadvision at the address specified for notices to Broadvision in SECTION 14, below.

     (c) Subtenant recognizes that late payment of any Rent will result in administrative expenses to Broadvision, the extent of which additional expenses are extremely difficult and economically impractical to ascertain. Subtenant therefore agrees that if any Rent shall remain unpaid five (5) days after such amounts are due, the amount of such Rent shall be increased by a late charge to be paid to Broadvision by Subtenant in an amount equal to ten percent (10%) of the amount of the delinquent Rent.

     (d) Upon execution of this Sublease, Subtenant shall deliver to Broadvision the sum of ninety-one thousand nine hundred thirteen and 05/100 Dollars ($91,913.05), representing the first month's Base Rent.

     (e) In the event of any casualty, or condemnation affecting the Premises, Rent payable by Subtenant shall be abated hereunder, but only to the extent that Rent under the Master Lease is abated Furthermore, Subtenant shall have the right to terminate this Sublease, in connection with a casualty or condemnation, in the event that Subtenant's ability to utilize the Premises is materially interfered with for a period of more than 30 days.

     5. SECURITY DEPOSIT. Upon execution of this Sublease, Subtenant shall deposit with Broadvision the sum of ninety-one thousand nine-hundred thirteen and 05/100 Dollars ($91,913.05) as a security deposit ("Security Deposit"). If Subtenant fails to pay Rent or other charges when due under this Sublease, or fails to perform any of its other obligations hereunder, Broadvision may use or apply all or any portion of the Security Deposit for the payment of any Rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Broadvision may become obligated by reason of Subtenant's default or breach, or for any loss or damage sustained by Broadvision as a result of Subtenant's default or breach. If Broadvision so uses any portion of the Security Deposit, Subtenant shall restore the Security Deposit to the full amount originally deposited within ten (10) days after Broadvision's written demand. Broadvision shall not be required to keep the Security Deposit separate from its general accounts, and shall have no obligation or liability for payment of interest on the Security Deposit. The Security Deposit, or so much thereof as had not theretofore been applied by Broadvision, shall be returned to Subtenant within thirty (30) days of the expiration or earlier termination of this Sublease, provided Subtenant has vacated the Premises.

     6. CONDITION OF PREMISES. Subtenant has used due diligence in inspecting the Premises and agrees to accept the Premises in "as-is" condition and with all faults as of the date of Subtenant's execution of this Sublease, without any representation or warranty of any kind or nature whatsoever, or any obligation on the part of Broadvision to modify, improve or otherwise prepare the Premises for Subtenant's occupancy, except as otherwise provided in Exhibit C and SECTION 7 hereof. By entry hereunder, Subtenant accepts the Premises in their present condition and without representation or warranty of any kind by Broadvision. Subtenant hereby expressly waives the provisions of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code and all rights to make repairs at the expense of Broadvision as provided in Section 1942 of said Civil Code.

     7.   CONDITION OF THE PREMISES UPON COMMENCEMENT.

          (a) Broadvision, at its sole cost and expense shall build out the Premises according to the attached floor plan, and install partitioned furniture systems, general office furniture, and Enhanced Cat-5 computer network wiring all as more particularly described in Exhibits C and D hereto. Broadvision shall use commercially reasonable efforts to complete such work by October 1, 1999.

          (b) The Premises shall be delivered by Broadvision secured by electronic key card access locks and in full compliance with the Americans with Disabilities Act respecting Subtenants permitted use. Broadvision shall provide Subtenant with up to ___ ( ) card keys at a cost of $15.00 per key.

          (c) Subtenant shall install at its sole cost and expense their own independent phone switch.

     8. USE. Subtenant may use the Premises only for the purposes as allowed in the Master Lease, and for no other purpose. Subtenant shall promptly comply with all applicable statutes, ordinances, roles, regulations, orders, restrictions of record, and requirements in effect during the term of this Sublease governing, affecting and regulating the Premises, including but not limited to the use thereof. Subtenant shall not use or permit the use of the Premises in a manner that will create waste or a nuisance, interfere with or disturb other tenants in the Building or violate the provisions of the Master Lease.

     9. PARKING. Subtenant shall have its proportionate share of such parking rights as Broadvision may have in connection with the Premises pursuant to the Master Lease.

     10.  INCORPORATION OF SUBLEASE.

          (a) All of the terms and provisions of the Master Lease, except as provided in subsection (b) below, are incorporated into and made a part of this Sublease and the rights and obligations of the parties under the Master Lease are hereby imposed upon the parties hereto with respect to the Premises, Broadvision being substituted for the "Lessor" in the Master Lease, and Subtenant being substituted for the "Lessee" in the Master Lease. It is further understood that where reference is made in the Master Lease to the "Premises," the same shall mean the Premises as defined herein; where reference is made to the "Commencement Date," the same shall mean the Commencement Date as defined herein; and where reference is made to the "Lease," the same shall mean this Sublease.

          (b) The following Paragraphs of the Master Lease are not incorporated herein: Lease Summary; Sections: 1, 2, 3.F., 3.Q., 3.T., 3.W., 3.Y., 3.DD, 3.HH., 4, 5, 6, 7, 9, 10, 11.C, 12, the last paragraph of 13.A.,
14, 15.A, 15.C., 16, 17.A., 20, 21.C., 23, 24, 27, 28, the first sentence of
33, 34, 35, 36, and 40; and all Exhibits.

          (c) Subtenant hereby assumes and agrees to perform for Broadvision's benefit, during the term of this Sublease, all of Broadvision's obligations with respect to the Premises under the Master Lease, except as otherwise provided herein. Subtenant shall not commit or permit to be committed any act or omission which violates any term or condition of the Master Lease. Except as otherwise provided herein, this Sublease shall be subject and subordinate to all of the terms of the Master Lease.

     11. INSURANCE. Subtenant shall be responsible for compliance with the insurance provisions of the Master Lease. Such insurance shall insure the performance by Subtenant of its indemnification obligations hereunder and shall name Master Landlord and Broadvision as additional insureds. All insurance required under this Sublease shall contain an endorsement requiring thirty (30) days written notice from the insurance company to Subtenant and Broadvision before cancellation or change in the coverage, insureds or amount of any policy. Subtenant shall provide Broadvision with certificates of insurance evidencing such coverage prior to the commencement of this Sublease.

     12. UTILITIES. The Rent payable pursuant to SECTION 4(a) hereunder is inclusive of a commercially reasonable amount of utilities. If Broadvision reasonably determines that Subtenant has used in excess of a commercially reasonable amount, then Subtenant shall be liable for any costs incurred by Broadvision and shall pay such costs upon demand therefore as additional Rent hereunder.

     13. DEFAULT. In addition to defaults contained in the Master Lease, failure of Subtenant to make any payment of any sums when due hereunder, shall constitute an event of default hereunder.


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


     14. NOTICES. The addresses specified in the Master Lease for receipt of notices to each of the parties are deleted and replaced with the following:

     TO BROADVISION AT:              BROADVISION, INC.
                                     585 Broadway
                                     Redwood City, California 94063
                                     Attn: Sharon Paul

     WITH COPY TO:                   COOLEY GODWARD LLP
                                     5 Palo Alto Square
                                     3000 El Camino Real
                                     Palo Alto, CA 94306
                                     Attn: J. Derek Boswell

     TO SUBTENANT AT:                At the Premises



     15. SIGNAGE. Signage shall be as mutually agreed upon between Master Landlord, Broadvision and Subtenant. All signage shall be subject to the Master Lease and all applicable laws, codes and ordinances and shall be installed at the sole cost and expense of Subtenant.

     16. ACCESS. Following no less that five (5) business days advance prior notice (except in the case of emergency) Broadvision agrees to provide Subtenant reasonable periodic access to the Master Premises for the installation and repair of wiring to the Premises. Subtenant shall use its best efforts during any such access not to interfere with Broadvision's use of the Master Premises

     17.  BROADVISION'S OBLIGATIONS.

          (a) To the extent that the provision of any services or the performance of any maintenance or any other act respecting the Premises or Building is the responsibility of Master Landlord (collectively "Master Landlord Obligations"), upon Subtenant's request, Broadvision shall make reasonable efforts to cause Master Landlord to perform such Master Landlord Obligations, provided, however, that in no event shall Broadvision be liable to Subtenant for any liability, loss or damage whatsoever in the event that Master Landlord should fail to perform the same, nor shall Subtenant be entitled to withhold the payment of Rent or terminate this Sublease. It is expressly understood that the services and repairs which are incorporated herein by reference, including but not limited to the maintenance of exterior walls, structural portions of the roof, and foundations will in fact be furnished by Master Landlord and not by Broadvision, except to the extent otherwise provided in the Master Lease. In addition, Broadvision shall not be liable for any maintenance, restoration (following casualty or destruction) or repairs in or to the Building or Premises, other than its obligation hereunder to use reasonable efforts to cause Master Landlord to perform its obligations under the Master Lease.

          (b) Except as otherwise provided herein, Broadvision shall have no other obligations to Subtenant with respect to the Premises or the performance of the Master Landlord Obligations.

     18. EARLY TERMINATION OF SUBLEASE. If, without the fault of Broadvision, the Master Lease should terminate prior to the expiration of this Sublease, Broadvision shall have no liability to Subtenant on account of such termination. To the extent that the Master Lease grants Broadvision any discretionary right to terminate the Master Lease, whether due to casualty, condemnation, or otherwise, Broadvision shall be entitled to exercise or not exercise such right in its complete and absolute discretion.

     19. CONSENT OF MASTER LANDLORD AND BROADVISION. If Subtenant desires to take any action which requires the consent or approval of the Master Landlord pursuant to the terms of the Master Lease, prior to taking such action, including, without limitation, making any alterations, then, notwithstanding anything to the contrary herein, (a) Broadvision shall have the same rights of approval or disapproval as Master Landlord has under the Master Lease, and
(b)Subtenant shall not take any such action until it obtains the consent of Broadvision and Master Landlord, as may be required under this Sublease or the Master Lease. This Sublease shall not be effective unless and until any required written consent of the Master Landlord, respecting this Sublease and the improvements contemplated by section 7 hereof, shall have been obtained.

     20. BROKERS. Each party hereto represents and warrants that it has dealt with no broker in connection with this Sublease and the transactions contemplated herein, except Cornish & Carey Commercial/ONCOR International. Each party shall indemnify, protect, defend and hold the other party harmless from all costs and expenses (including reasonable attorneys' fees) arising from or relating to a breach of the foregoing representation and warranty.

     21. SURRENDER OF PREMISES. Upon the expiration or earlier termination of this Sublease, Subtenant shall surrender the Premises (including all improvements, furniture systems, general office furniture and anything installed or made available pursuant to Section 7 hereof at the expense of Broadvision) in good operating condition, except for ordinary wear and tear, with all wiring in place and functioning properly.

     22. NO THIRD PARTY RIGHTS. The benefit of the provisions of this Sublease is expressly limited to Broadvision and Subtenant and their respective permitted successors and assigns. Under no circumstances will any third party be construed to have any rights as a third party beneficiary with respect to any of said provisions.

     23. COUNTERPARTS. This Sublease may be signed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

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     IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first written above.

BROADVISION                        REALNAMES CORPORATION

By:  /s/                           By:  /s/
   -------------------------          ------------------------

Its: CFO                           Its:      Controller
    ------------------------           -----------------------
Date:     9/24/99                  Date:     9/20/99
     -----------------------            ----------------------

By:                                By:  /s/
   -------------------------          ------------------------
Its:                               Its:   VP Human Resources
    ------------------------           -----------------------
Date:                              Date:     9/20/99
     -----------------------            ----------------------

                                       LEASE

     1.   PARTIES.

          THIS LEASE (the "LEASE"), dated as of January ______ , 1999, is entered into by and between MARTIN/CAMPUS ASSOCIATES NO. 4, L.P., a Delaware limited partnership ("LANDLORD"), whose address is 100 Bush Street, San Francisco, California 94104, and BROADVISION, INC., a Delaware corporation ("TENANT"), whose address is 585 Broadway, Redwood City, California 94063.

     2.   PREMISES.

          Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those certain premises consisting of a total area of approximately Fifty-Five Thousand Two Hundred Eighty-Two (55,282) square feet, which comprises all of the Rentable Area (as defined below) of that certain building commonly known as 405 Broadway (the "BUILDING"), in the City of Redwood City, County of San Mateo, State of California, as more particularly shown on EXHIBITS A-1 AND A-2 (the "PREMISES"). On or before the Commencement Date, Landlord shall measure the Rentable Area of the Premises to the outside of all exterior walls, and to the middle of the interior demising wall, that form the boundaries of the Premises, and Landlord and Tenant shall amend this Lease if necessary to reflect any discrepancy in the size of the Premises disclosed by Landlord's measurement of the Premises by Landlord's architect. The Premises also includes the appurtenant right to use in common with other tenants of the Project (as defined below) the Common Area (as defined below) of the Project owned by Landlord.

     3.   DEFINITIONS.

          The following terms shall have the following meanings in this Lease:

          A. AFFILIATE. Any Person that controls, or is controlled by or is under common control with, Landlord or Tenant. No Person shall be deemed in control of another simply by virtue of being a partner, director, officer or holder of voting securities of any Person. For purposes of this PARAGRAPH 3.A, "control" shall mean the ownership of, and/or the right vote, stock, partnership interests, membership interests, or


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other indicia of ownership possessing at least fifty-one percent (51%) of either the total combined interests in a Person, or the voting power of all classes of a Person's capital stock, partnership interests, membership interests, or other indicia of ownership, that have been issued, outstanding, and (if applicable) are entitled to vote.

          B. ALTERATIONS. Any alterations, additions or improvements made in, on or about the Premises after the substantial completion of the Improvements, including, but not limited to, lighting, heating, ventilating, air conditioning, electrical, partitioning, drapery and carpentry installations.

          C. BUILDING. The term "Building" shall have the meaning set forth in PARAGRAPH 2.A above.

          D. CAPITAL IMPROVEMENT. Those certain improvements to the Building to be constructed by Landlord pursuant to PARAGRAPH 10.A and the Work Letter Agreement attached to this Lease as EXHIBIT B (the "WORK LETTER").

          E. CC&RS. Any declaration of conditions, covenants and/or restrictions, or similar instrument, that now encumbers, or may in the future encumber the Project or the Premises, as adopted by Landlord or its successors in interest from time to time, and any modifications or amendments thereto.

          F. COMMENCEMENT DATE. The Commencement Date of this Lease shall be the first day of the Term determined in accordance with PARAGRAPH 4.A.

          G. COMMON AREA. All areas and facilities within the Project not appropriated to the exclusive occupancy of tenants, including the Parking Area, the sidewalks, pedestrian ways, driveways, signs, pools, ponds, service delivery facilities, common storage areas, common utility facilities and all other areas in the Project established by Landlord and/or its successors for non-exclusive use. Landlord may, by written notice to Tenant, elect in its sole discretion to increase and/or decrease the Common Area from time to time during the Term for any reason whatsoever (including without limitation an election by Landlord and/or it's successors in their sole discretion to make changes to the buildings situated in the Project, and/or to subdivide, sell, exchange, dispose of, transfer, or change the configuration of all or any portion of the Common Area from time

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to time), so long as Landlord neither unreasonably interferes with ingress to or egress from the Building, nor reduces the number of parking spaces available for Tenant's use below the minimum requirements set forth in PARAGRAPH 37 for a period of sixty (60) consecutive days or more. No such subdivision, sale, exchange, disposition, transfer, or change to the configuration of all or any portion of the Common Area shall cause the Common Area to be increased or decreased unless and until Landlord has given Tenant written notice of such increase or decrease. However, Landlord shall make no changes which have a material adverse effect upon Tenant's use and enjoyment of the Premises or the accessibility of parking thereto.

          H. COMMON AREA MAINTENANCE COSTS. The total of all costs and expenses paid or incurred by Landlord in connection with the operation, maintenance, ownership and repair of the Common Area, and the performance of Landlord's obligations under PARAGRAPHS 17.A, and the exercise of Landlord's rights under PARAGRAPH 17.D. Without limiting the generality of the foregoing, Common Area Maintenance Costs include all costs of and expense for: (i) maintenance and repairs of the Common Area; (ii) resurfacing, resealing, remarking, painting, repainting, striping or restriping the Parking Area; (iii) maintenance and repair of all public or common facilities; (iv) maintenance, repair and replacement of sidewalks, curbs, paving, walkways, Parking Area, Project signs, landscaping, planting and irrigation systems, trash facilities, loading and delivery areas, lighting, drainage and common utility facilities, directional or other signs, markers and bumpers, and any fixtures, equipment and personal property located on the Common Area; (v) wages, salaries, benefits, payroll burden fees and charges of personnel employed by Landlord and the charges of all independent contractors retained by Landlord (to the extent that such personnel and contractors are utilized by Landlord) for the maintenance, repair, management and/or supervision of the Project, and of any security personnel retained by Landlord in connection with the operation and maintenance of the Common Area (although Landlord shall not be required to obtain security services); (vi) maintenance, repair and replacement of security systems and alarms installed by Landlord (if any); (vii) depreciation or amortization (or in lieu thereof, rental payments) on all tools, equipment and machinery used in the operation and maintenance of the Common Area; (viii) premiums for Comprehensive General Liability Insurance or Commercial General Liability Insurance, casualty insurance, workers' compensation

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insurance or other insurance on the Common Area, or any portion thereof or interest therein, and any deductibles payable with respect to such insurance policies; (ix) all personal property or real property taxes and assessments levied or assessed on the Project, or any portion thereof or interest therein, including without limitation the Real Property Taxes for the Project, if applicable under PARAGRAPH 15 A; (x) cleaning, collection, storage and removal of trash, rubbish, dirt and debris, and sweeping and cleaning the Common Area; (xi) legal, accounting and other professional services for the Project, including costs, fees and expenses of contesting the validity or applicability of any law, ordinance, rule, regulation or order relating Co the Building, and of contesting, appealing or otherwise attempting to reduce any Real Property Taxes assessed against the Project;
(xii) any alterations, additions or improvements required to be made to the Common Area in order to reduce Common Area Maintenance Costs or to protect the health or safety of occupants of the Project, but only to the extent of any actual cost savings realized thereby (provided that if the cost of any such alterations, additions or improvements during any year exceeds the amount of cost savings realized thereby for that year, Landlord may in its sole discretion elect to include such excess amounts in Common Area Maintenance Costs for the following year, but only to the extent of any actual cost savings realized during such year by reason of such alterations, additions or improvements); (xiii) all costs and expenses of providing, creating, maintaining, repairing, managing, operating, and supervising an amenity center for the Project, which may include without limitation a dining facility (provided, however, that Landlord shall not be required to provide or create such an amenity center), which costs and expenses may include without limitation rent charged by Landlord for the space occupied by such amenity center; (xiv) all costs and expenses incurred by Landlord in performing its obligations under PARAGRAPHS 17 A or exercising its rights under PARAGRAPH 17 D, including without limitation all costs and expenses incurred in performing any alterations, additions or improvements required to be made to the Building in order to comply with applicable laws, ordinances, rules, regulations and orders (to the extent that such laws, ordinances, rules, regulations and orders are either enacted after, or become applicable to the Building due to an amendment thereto that becomes effective after, the Commencement Date) and all capital improvements required to made in connection with the operation, maintenance and repair of the Building, provided that the cost of any such alterations, additions, improvements or

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capital improvements, together with interest at the Interest Rate, shall be amortized over the useful life of the alteration, addition, improvement or capital improvement in question and included in Common Area Maintenance Costs for each year over which such costs are amortized; (xv) all costs and expenses incurred in performing any alterations, additions or improvements required to be made to the Common Area in order to comply with applicable laws, ordinances, rules, regulations and orders and all capital improvements required to made in connection with the operation, maintenance and repair of the Common Area, provided that the cost of any such alterations, additions, improvements or capital improvements, together with interest at the Interest Rate, shall be amortized over the useful life of the alteration, addition, improvement or capital improvement in question and included in Common Area Maintenance Costs for each year over which such costs are amortized; and
(xvi) any and all payments due and owing on behalf of the Project or any portion thereof with respect to any CC&Rs, including without limitation any and all assessments and association dues. However, notwithstanding the foregoing or anything to the contrary in this Lease, Common Area Maintenance Costs shall not include the cost of or expenses for the following. (A) leasing commissions, attorneys' fees or other costs or expenses incurred in connection with negotiations or disputes with other tenants of the Project;
(B) depreciation of buildings in the Project; (C) payments of principal, interest, late fees, prepayment fees or other charges on any debt secured by a mortgage covering the Project, or rental payments under any ground lease or underlying lease; (D) any penalties incurred due to Landlord's violation of any governmental rule or authority (but not excluding the cost of compliance therewith, if such cost is chargeable to Tenant pursuant to this Lease); (E) any Real Property Taxes or costs for which Landlord is separately and directly reimbursed by Tenant or any other tenant of the Project which are assessed against the Premises or the premises leased by such other tenant(s);
(F) items for which Landlord is reimbursed by insurance; (G) all costs associated with the operation of the business of the entity which constitutes "Landlord" (as distinguished from the costs of operations, the costs described in clause (v) of this PARAGRAPH 3.H, and the property management fee described in PARAGRAPH 5.C below), including, but not limited to, costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging, or hypothecating any of the Landlord's interest in the Project and/or Common Area, or any portion thereof, costs of any disputes between Landlord and its employees, costs of disputes of Landlord with Building management or costs paid in connection with disputes with Tenant or any other tenants; (H) all costs (including permit, license and inspection fees) incurred in renovating or otherwise improving or decorating, painting or redecorating space for other tenants in the Project; (I) the creation of any reserves for equipment or capital replacement (but not the expenditure of any funds from such reserves); (J) all costs arising from monitoring, cleaning up and otherwise remediating any release of Hazardous Materials at the Premises to the extent that either (1) Landlord (who shall use reasonable efforts to obtain reimbursement) is actually reimbursed by third parties for such costs (but not the costs of collection incurred by Landlord, unless such costs of collection are also reimbursed by third parties), or (2) such release of Hazardous Materials occurred prior to the Commencement Date and did not arise from Tenant's early occupancy of the Premises pursuant to PARAGRAPH 40 below; (K) all costs and expenses incurred in performing any alterations, additions or improvements required to be made to the Building in order to comply with applicable laws, ordinances, rules, regulations and orders, to the extent that such laws, ordinances, rules, regulations and orders are enacted before the Commencement Date (unless any such law, ordinance, rule, regulation or order becomes applicable to the Building due to an amendment that becomes effective after the Commencement Date, in which event such costs and expenses shall be includable in Common Area Maintenance Costs); and (L) all costs and expenses incurred in removing asbestos-containing materials from, or encapsulating asbestos-containing materials within, the Premises.

          Notwithstanding anything to the contrary in the definition of Common Area Maintenance Costs set forth in this Lease, Common Area Maintenance Costs shall not include the following:

               1.    any depreciation on the Building and Project;

               2. interest, principal, points and fees on debt or amortization on any mortgages and deeds of trust or other debt instruments secured by the Building or the Project or any underlying ground lease;

               3. costs of repairs and general maintenance paid from insurance proceeds but excluding the amount of any deductibles paid by Landlord;

               4. repairs and replacements covered by warranties or guaranties (to the extent actually collected by Landlord);

               5. costs of special services rendered to individual tenants (including Tenant) for which a special charge is made;

               6. costs of improvements for other tenants in the Building or Project;

               7. costs of the Landlord for which a tenant is obligated to reimburse Landlord, including, for example, taxes and property insurance premiums on improvements for tenants of the Building and Project that are above the building standard;

               8. costs incurred by Landlord due to violations of any of the terms and conditions of any lease in the Building: or Project (other than this Lease);

               9. Marketing costs including without limitation, leasing commissions, attorneys' fees, space planning costs and other costs and expenses incurred in connection with the leasing of the Building; and

               10. Overhead and profit increment paid to Landlord and Landlord's subsidiaries for goods and/or services in or to the Building or Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis.

          I. EXISTING BUILDINGS. Those buildings currently situated within the Project and commonly known as 405 Broadway, 425 Broadway, 475 Broadway, 555 Broadway, and 575-585 Broadway, provided, however, that if at any time Landlord sells, exchanges, disposes of, or otherwise transfers its interest in any such building, then effective upon the date of such sale, exchange, disposition, or other transfer, the building shall cease to be an Existing Building for the purposes of this Lease; and provided further, that if at any time Landlord demolishes any Existing Building, neither the demolished building nor any new building constructed on or about the location of the demolished building

(even if such new building uses the same address as the demolished building) shall be considered to be an Existing Building for the purposes of this Lease.

          J. EXISTING PROJECT SPACE. All Rentable Area located within the Existing Buildings.

          K.   FINAL PLANS. As defined in the Work Letter.

          L.   HVAC. Heating, ventilating and air conditioning.

          M. IMPOSITIONS. Taxes, assessments, charges, excises and levies, business taxes, license, permit, inspection and other authorization fees, transit development fees, assessments or charges for housing funds, service payments in lieu of taxes and any other fees or charges of any kind at any time levied, assessed, charged or imposed by any federal, state or local entity, (i) upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures or other personal property located in the Premises, or the cost or value of any Alterations; (ii) upon, or measured by, any Rent payable hereunder, including any gross receipts tax;
(iii) upon, with respect to or by reason of the development, possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; or (iv) upon this Lease transaction, or any document to which Tenant is a party creating or transferring any interest or estate in the Premises. Impositions do not include franchise, transfer, inheritance or capital stock taxes, or income taxes measured by the net income of Landlord from all sources, except to the extent any such taxes are levied or assessed against Landlord as a substitute for, in whole or in part, any item that would otherwise be deemed an Imposition under this PARAGRAPH 3.M. Impositions also do not include any increases in the taxes, assessments, charges, excises and levies assessed against the Project due solely to the construction or installation of tenant improvements or other alterations by tenants of the Project other than Tenant and any other tenants or occupants of the Building; provided, however, that if any Impositions are imposed or increased due to the construction or installation of tenant improvements or other alterations in the Building, such Impositions shall be equitably prorated in Landlord's reasonable judgment between Tenant and any other tenants of the Building.

          N. IMPROVEMENTS. Collectively, the Tenant Improvements and the Capital Improvements.

          O. INTEREST RATE. Either (i) the greater of (a) eleven percent (11%) per annum, or (b) the reference rate, or succeeding similar index, announced from time to time by the Bank of America's main San Francisco office, plus two percent (2%) per annum; or (ii) the maximum rate of interest permitted by law, whichever is less.

          P. LANDLORD'S AGENTS. Landlord's authorized agents, partners, subsidiaries, directors, officers, and employees.

          Q. MONTHLY RENT. The rent payable pursuant to PARAGRAPHS 4.D AND 5.A., as adjusted from time to time pursuant to the terms of this Lease.

          R. PARKING AREA. All Common Area (except sidewalks and service delivery facilities) now or hereafter designated by Landlord for the parking or access of motor vehicles, including roads, traffic lanes, vehicular parking spaces, landscaped areas and walkways, and including any parking structure constructed during the Term. Landlord and/or its successors may, by written notice to Tenant, elect in their sole discretion to increase and/or decrease the Parking Area from time to time during the Term for any reason whatsoever (including without limitation an election by Landlord and/or its successors in their sole discretion to make changes to the buildings situated in the Project, and/or to subdivide, sell, exchange, dispose of, transfer, or change the configuration of all or any portion of the Parking Area from time to time), so long as such changes to the Parking Area do not reduce the number of parking spaces available for Tenant's use below the minimum requirements set forth in PARAGRAPH 37 for a period of sixty (60) consecutive days or more. No such subdivision, sale, exchange, disposition, transfer, or change to the configuration of all or any portion of the Parking Area shall cause the Parking Area to be increased or decreased unless and until Landlord has given Tenant written notice of such increase or decrease.

          S. PERSON. Any individual, partnership, firm, association, corporation, limited liability company, trust, or other form of business or legal entity.

          T. PREMISES The term "Premises" shall have the meaning set forth in PARAGRAPH 2 above.

          U. PROJECT. That certain real property shown on EXHIBIT C, upon which are currently located the Building and four (4) other buildings, currently consisting of a total building square footage of approximately Four Hundred Eleven Thousand Three Hundred Five and 00/100 (411,305) square feet of Rentable Area. Landlord and/or its successors may, by written notice to Tenant, elect in their sole discretion to increase and/or decrease the number of buildings and/or the amount of Rentable Area situated in the Project from time to time during the Term for any reason whatsoever.

          V. REAL PROPERTY TAXES. Taxes, assessments and charges now or hereafter levied or assessed upon, or with respect to, the Project, or any personal property of Landlord used in the operation thereof or located therein, or Landlord's interest in the Project or such personal property, by any federal, state or local entity, including: (i) all real property taxes and general and special assessments; (ii) charges, fees or assessments for transit, housing, day care, open space, art, police, fire or other governmental services or benefits to the Project, including assessments, taxes, fees, levies and charges imposed by governmental agencies for such purposes as street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services; (iii) service payments in lieu of taxes; (iv) any tax, fee or excise on the use or occupancy of any part of the Project, or on rent for space in the Project; (v) any other tax, fee or excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Real Property Taxes; and (vi) reasonable consultants' and attorneys' fees and expenses incurred in connection with proceedings to contest, determine or reduce Real Property Taxes. Real Property Taxes do not include: (A) franchise, transfer, inheritance or capital stock taxes, or income taxes measured by the net income of Landlord from all sources, unless any such taxes are levied or assessed against Landlord as a substitute for, in whole or in part, any Real Property Tax; (B) Impositions and all similar amounts payable by tenants of the Project under their leases; and (C) penalties, fines, interest or charges due for late payment of Real Property Taxes by Landlord. If any Real Property Taxes are payable, or may at the option of the taxpayer be paid, in installments, such Real Property Taxes shall, together with any interest that would otherwise be payable with such installment, be deemed to have been paid in installments, amortized over the maximum time period allowed by applicable law. If the tax statement from a taxing authority does not allocate Real Property Taxes to the Building, Landlord shall make the determination of the proper allocation of such Real Property Taxes based, to the extent possible, upon records of the taxing authority and, if not so available, then on an equitable basis. Real Property Taxes also do not include any increases in the taxes, assessments, charges, excises and levies assessed against the Project due solely to the construction or installation of tenant improvements or other alterations by tenants of the Project other than Tenant and any other tenants or occupants of the Building; provided, however, that if any Real Property Taxes are imposed or increased due to the construction or installation of tenant improvements or other alterations in the Building, such Real Property Taxes shall be equitably prorated in Landlord's reasonable judgment between Tenant and any other tenants of the Building.

          W. RENT. Monthly Rent plus the Additional Rent as defined in PARAGRAPH 5.E.

          X. RENTABLE AREA. The aggregate square footage in any one or more buildings in the Project, as appropriate, as reasonably determined by Landlord's architect from time to time.

          Y. SECURITY DEPOSIT. That amount paid by Tenant pursuant to PARAGRAPH 7.

          Z. SUBLET. Any transfer, sublet, assignment, license or concession agreement, change of ownership, mortgage, or hypothecation of this Lease or the Tenant's interest in the Lease or in and to all or a portion of the Premises. As used herein, a Sublet includes the following: (i) if Tenant is a partnership or a limited liability company, a transfer, voluntary or involuntary, of all or any part of any interest in such partnership or limited liability company, or the dissolution of the partnership or limited liability company, whether voluntary or involuntary; (ii) if Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the transfer, either by a single transaction or in a series of transactions, of a controlling percentage of the stock of Tenant (except that a Sublet shall not include any such transfer of a controlling percentage of the stock of Tenant occurring at a time when the stock of Tenant is publicly traded on a nationally recognized stock exchange or over the counter), or the sale, by a single transaction of or series of transaction, within any one (1) year period, of corporate assets equaling or exceeding twenty percent (20%) of the total value of Tenant's assets (except in connection with an initial public offering of the stock of Tenant on a nationally recognized stock exchange or over the counter);
(iii) if Tenant is a trust, the transfer, voluntarily or involuntarily, of all or any part of the controlling interest in such trust; and (iv) if Tenant is any other form of entity, a transfer, voluntary or involuntary, of all or any part of any interest in such entity. As used herein, the phrases "controlling percentage" and "controlling interest" means the ownership of, and/or the right to vote, stock, partnership interests, membership interests, or other indicia of ownership possessing at least fifty-one percent (51%) of either the total combined interests in Tenant, or the voting power of all classes of Tenant's capital stock, partnership interests, membership interests, or other indicia of ownership, that have been issued, outstanding, and (if applicable) are entitled to vote.

          AA. SUBRENT. Any consideration of any kind received or to be received, by Tenant from a subtenant if such sums are related to Tenant's interest in this Lease or in the Premises.

          BB. SUBTENANT. The person or entity with whom a Sublet agreement is proposed to be or is made.

          CC. TENANT DELAY. Any delay that Landlord may encounter in the performance of Landlord's obligations under the Lease because of any act or omission of any nature by Tenant or its agents or contractors, including without limitation any (i) delay attributable to the postponement of any Improvements at the request of Tenant; (ii) delay by Tenant in the submission of information or the giving of authorizations or approvals within the time limits set forth in the Lease or the Work Letter; (iii) delay attributable to the failure of Tenant to pay, when due, any amounts required to be paid by Tenant pursuant to the Lease or the Work Letter; and (iv) delay resulting from any change order request initiated or requested by Tenant.

          DD. TENANT IMPROVEMENTS. Those certain improvements to the Premises to be constructed by Landlord pursuant to EXHIBIT B, other than the Capital Improvements. The Tenant Improvements shall at all times be the property of Landlord and shall not be deemed Tenant's Personal Property.

          EE. TENANT'S BUILDING SHARE. The ratio (expressed as a percentage) of the total Rentable Area of the Premises to the total Rentable Area of the Building as determined by Landlord from time to time, which as of the Commencement Date shall equal one hundred percent (100%). Tenant's Building Share shall be recalculated any time that the amount of Rentable Area contained in Premises is adjusted, or there is a change in the total Rentable Area of the Building.

          FF. TENANT'S PERCENTAGE SHARE. The ratio (expressed as a percentage) of the total Rentable Area of the Premises to the total Rentable Area of all of the buildings at the Project owned by Landlord from time to time, which as of the Commencement Date shall equal Thirteen and 44/100ths percent (13.44%) (i.e., the Rentable Area of the Premises divided by the Rentable Area of the buildings at the Project owned by Landlord as of the date of this Lease). Tenant's Percentage Share shall be recalculated any time that the amount of Rentable Area contained in Premises is adjusted, or there is a change in the total Rentable Area of those buildings in the Project owned by Landlord, or Landlord sells, exchanges, or otherwise transfers any or all of the buildings situated in the Project (including without limitation the Building). The parties acknowledge and agree that the total Rentable Area of all of the buildings in the Project owned by Landlord may increase and/or decrease from time to time during the Term, since Landlord may elect in its sole discretion to sell a building or buildings or to make changes to the buildings it owns in the Project.

          GG. TENANT'S PERSONAL PROPERTY. Tenant's trade fixtures, furniture, equipment and other personal property in the Premises.

          HH. TERM. The Term of this Lease set forth in PARAGRAPH 4.A., as it may be extended hereunder pursuant to any options to extend granted herein.

     4.   LEASE TERM.

          A. TERM. The Term shall commence on the date that Landlord has substantially completed the Improvements (the "COMMENCEMENT DATE"), and shall terminate December 4, 2007. For the purposes of this Lease, Landlord shall be deemed to have substantially completed the Improvements at such time as the building inspector and fire marshall or the City of Redwood City has granted temporary occupancy of the Improvements.

          B. DELAYS IN COMPLETION. Landlord shall diligently prosecute the completion of the Improvements in accordance with the schedule attached to EXHIBIT B-3. Tenant agrees that if Landlord, for any reason whatsoever, is unable to substantially complete the Improvements on or before the Estimated Commencement Date (as defined below), Landlord shall not be liable to Tenant for any loss or damage therefrom, nor shall this Lease be void or voidable. Landlord and Tenant estimate that the Commencement Date shall be August 26, 1999 (the "Estimated COMMENCEMENT DATE"). Upon the establishment of the actual Commencement Date, Landlord and Tenant shall execute a Commencement Date Memorandum in the form set forth in EXHIBIT D. No delay in Landlord's completion of the Improvements caused by any Tenant Delay shall delay the commencement of Monthly Rent or the commencement of the Term hereunder. In the event of a delay caused by any Tenant Delay, Landlord shall set the "Commencement Date" by written notice to Tenant as the date the Improvements would have been substantially completed without such delay as reasonably determined by Landlord. Landlord shall then subsequently deliver the Premises to Tenant upon substantial completion as hereinabove defined. Such right of Landlord to reset the Commencement Date shall not be determined if the delay in Landlord's completion of the Improvements is due to any delay caused by Landlord or by the City of Redwood City provided a Tenant has timely submitted its plans in accordance with the schedule attached to EXHIBIT B-3 Tenant shall pay any and all costs and expenses incurred by Landlord which result from any Tenant Delay, including, without limitation, any and all costs and expenses attributable to increases in the cost of labor or materials. Notwithstanding the foregoing, if Landlord is delayed in the performance of the Improvements because of acts of any other party, actions of the elements, acts of nature, war, riots, strikes, lockouts, labor disputes, inability to procure or general shortage of labor or materials in the normal channels of trade, or delay in governmental action or inaction where action is required (collectively, "Force Majuere Delays") then the Commencement Date shall be extended by the period of the delay, and the period for Landlord's performance of the Improvements shall be extended for a period equivalent, to the period of such delay. Notwithstanding anything to the contrary contained herein, if (i) Landlord has not delivered the Premises substantially completed to Tenet on or before the date that is sixty (60) day's after the

Estimated Commencement Date for any reason other than Tenant Delay or Force Majeure Delays, or (ii) Landlord has not delivered the Premises substantially completed to Tenant on or before the date that is ninety (90) days after the Estimated Commencement Date for any reason, including but not limited to Force Majeure Delays, then in either such event Tenant shall have the right thereafter to cancel this Lease, and upon such cancellation, Landlord shall return all sums theretofore deposited by Tenant with Landlord, and neither party shall have any further liability to the other; provided, however, in the event of cancellation pursuant to clause (ii) above, Landlord shall not be required to return to Tenant the expended portion of the Set Aside Funds as defined in EXHIBIT B.

          C.   OPTION TO EXTEND.

               (i) GRANT OF OPTION. Landlord hereby grants to Tenant one (1) option ("OPTION TO EXTEND") to extend the Term of this Lease for an additional term of five (5) years. The five-year option term (the "EXTENDED TERM") shall commence upon the expiration of the initial Term. The Option to Extend is expressly conditioned upon Tenant's not being in default under any term or condition of this Lease after notice from Landlord and the expiration of any applicable cure period granted by this Lease, either at the time the Option to Extend is exercised or at the time the Extended Term would commence. The Option to Extend shall be personal to the Tenant originally named in this Lease, and shall not be assigned, sold, conveyed or otherwise transferred to any other party, except to an Affiliate or a Permitted Transferee in accordance with PARAGRAPH 25.G below (including without limitation any assignee or sublessee of such Tenant) without the prior written consent of Landlord, which consent may be Withheld in Landlord's sole discretion. The Option to Extend shall be exercisable only so long as the Lease remains in full force and effect and shall be an interest appurtenant to and not separable from Tenant's estate under the Lease. Under no circumstances shall Landlord be required to pay any real estate commission to any party with respect to Tenant's exercise of the Option to Extend.

               (ii) MANNER OF EXERCISE. Tenant may exercise the Option to Extend only by giving Landlord written notice not less than one (1) year prior to the expiration of the Term. If Tenant fails to exercise the Option to Extend, then the Option to Extend automatically shall lapse and thereafter Tenant shall have no right to exercise the Option to Extend.

               (iii) TERMS AND RENT.  The initial Monthly Rent for the
Premises for the Extended Term shall be equal to the greater of (x) one hundred percent (100%) of the fair market rent, as determined below, for the Premises as of the commencement of the Extended Term, or (x) an amount equal to the Monthly Rent payable during the last year of the Term, multiplied by one hundred three and one fourth percent (103.25%). All other terms and conditions of the Lease, as amended from time to time by the parties in accordance with the provisions of the Lease, shall remain in full force and effect and shall apply during the Extended Term; provided, however, that neither the Option to Extend nor Landlord's obligations under the Work Letter shall be of any force or effect during the Extended Term.

               (iv) DETERMINATION OF RENT. For the purposes of calculating the Monthly Rent for the Extended Term, the fair market rent shall be equal to the net effective rent per rentable square foot being charged for leases executed within the preceding twelve (12) months for comparable space at either the Project (if any), or if there are none, for comparable space in office and research and development complexes located in the Redwood Shores area or the Menlo Oaks Business Park (located in Menlo Park, California), with terms comparable to the terms contained in this Lease, taking into consideration relevant factors such as the presence or absence of tenant improvement contributions by the lessor (but excluding the value of any tenant improvements paid for by Tenant), and incorporating increases in the Rent during the Extended Term, if appropriate. Any value added to the Premises by the Tenant Improvements and any Alterations paid for by Tenant shall not be considered or included in the determination of the fair market rent. The fair market rent shall be determined by mutual agreement of the parties or, if the parties are unable to agree within forty-five (45) days after Tenant's exercise of the Option to Extend, then fair market rent shall be determined pursuant to the procedure set forth in PARAGRAPHS 4.C. (v) and 4.C. (vi). The determination of the Monthly Rent for the Extended Term for the Premises shall take into account the fact that the Premises shall be leased in its shell condition with a tenant improvement allowance of Ten and 00/100 Dollars ($10.00)per square foot.

               (v) LANDLORD'S INITIAL DETERMINATION. If the parties are unable mutually to agree upon the fair market rent pursuant to PARAGRAPH 4.C.
(iv), then the fair market rent initially shall be determined by Landlord by written notice ("LANDLORD'S NOTICE") given to Tenant promptly following the expiration of the 45-day period set forth in PARAGRAPH 4.C. (iv). If Tenant disputes the amount of fair market rent set forth in Landlord's Notice, then, within thirty (30) days after the date of Landlord's Notice, Tenant shall send Landlord a written notice ("TENANT'S NOTICE") which specifically (a) disputes the fair market rent set forth in Landlord's Notice, (b) demands arbitration pursuant to PARAGRAPH 4.C. (vi), and (c) states the name and address of the person who shall act as arbitrator on Tenant's behalf. Tenant's Notice shall be deemed defective, and not given to Landlord, if it fails to substantially comply with the requirements or fails to strictly comply with the time period set forth above. If Tenant does not send Tenant's Notice within thirty (30) days after the date of Landlord's Notice, or if Tenant's Notice fails to contain all of the required information, then Tenant shall be deemed to have rejected Landlord's Notice. If Tenant is deemed to have rejected Landlord's Notice, and Landlord thereafter gives Tenant a written notice ("LANDLORD'S SECOND NOTICE") demanding that Tenant respond to Landlord's Notice, and Tenant does not send Tenant's Notice within five (5) days of the date of Landlord's Second Notice, then the Monthly Rent for the Extended Term shall equal one hundred percent (100%) of the fair market rent specified in Landlord's Notice. If Tenant sends Tenant's Notice in the proper form within thirty (30) days after the date of Landlord's Notice, then the Monthly Rent for the Extended Term shall be determined by arbitration pursuant to PARAGRAPH 4.C(vi) below. If the arbitration is not concluded prior to the commencement of the Extended Term, then Tenant shall pay Monthly Rent equal to one hundred twenty-five percent (125%) of the Monthly Rent payable immediately prior to the commencement of the Extended Term. If the fair market rent determined by arbitration differs from that paid by Tenant pending the results of arbitration, then any adjustment required to adjust the amount previously paid shall be made by payment by the appropriate party within ten
(10) days after the determination of fair market rent.

               (vi) ARBITRATION. The arbitration shall be conducted in the City of San Francisco in accordance with the then prevailing rules of the American Arbitration Association (or its successor) for the arbitration of commercial disputes, except that the procedures mandated by such rules shall be modified as follows:

               (a) Each arbitrator must be a real estate appraiser with at least five (5) years of full-time commercial appraisal experience who is familiar with the fair market rent of office and research and development complexes located in the vicinity of the Premises. Within ten (10) business days after receipt of Tenant's Notice, Landlord shall notify Tenant of the name and address of the person designated by Landlord to act as arbitrator on Landlord's behalf.

               (b)   The two arbitrators chosen pursuant to PARAGRAPH 4.C.
(vi)(a) shall meet within ten (10) business days after the second arbitrator is appointed and shall either agree upon the fair market rent or appoint a third arbitrator possessing the qualifications set forth in PARAGRAPH 4.C. (vi)(a). If the two arbitrators agree upon the fair market rent within such ten (10) business day period, the Monthly Rent for the Extended Term shall equal one hundred percent (100%) of such fair-market rent. If the two arbitrators are unable to agree upon the fair market rent and are unable to agree upon the third arbitrator within five (5) business days after the expiration of such ten (10) business day period, the third arbitrator shall be selected by the parties themselves. If the parties do not agree on the third arbitrator within five (5) business days after the expiration of such five (5) business day period, then either party, on behalf of both, may request appointment of the third arbitrator by the Association of South Bay Brokers. The three arbitrators shall decide the dispute, if it has not been previously resolved, by following the procedures set forth in PARAGRAPH 4.C. (vi)(c). Each party shall pay the fees and expenses of its respective arbitrator and both shall share the fees and expenses of the third arbitrator. Each party shall pay its own attorneys' fees and costs of witnesses.

               (c) The three arbitrators shall determine the fair market rent in accordance with the following procedures. Each of Landlord's arbitrator and Tenant's arbitrator shall state, in writing, his or her determination of the fair market rent, supported by the reasons therefor, and shall make counterpart copies for the other arbitrators. All of the arbitrators shall arrange for a simultaneous exchange of the proposed resolutions within ten (10) business days after appointment of the third arbitrator. If any arbitrator fails to deliver his or her own determination to the other arbitrators within such ten
(10) business day period, then the fair market rent shall equal the average of the resolutions submitted by the other arbitrators. If all three (3) arbitrators deliver their determinations to the other arbitrators within such ten (10) business day period, then the two (2) closest determinations of the arbitrators shall be averaged, and the resulting quotient shall be the fair market rent, and the Monthly Rent for the Extended Term shall equal one hundred percent (100%) of such fair market rent; provided, however, that if the determination of one (1) of the arbitrators (the "AVERAGE DETERMINATION") is equal to the average of the determinations of the other two (2) arbitrators, then the Average Determination shall be the fair market rent. However, the arbitrators shall not attempt to reach a mutual agreement of the fair market rent; each arbitrator shall independently arrive at his or her proposed resolution.

               (d) The arbitrators shall have the right to consult experts and competent authorities for factual information or evidence pertaining to a determination of fair market rent, but any such consultation shall be made in the presence of both parties with full right on their part to cross-examine. The arbitrators shall render the decision and award in writing with counterpart copies to each party. The arbitrators shall have no power to modify the provisions of this Lease. In the event of a failure, refusal or inability of any arbitrator to act, his or her successor shall be appointed by him or her, but in the case of the third arbitrator, his or her successor shall be appointed in the same manner as that set forth herein with respect to the appointment of the original third arbitrator.

     5.   RENT AND ADDITIONAL CHARGES.

          A. MONTHLY RENT. Tenant shall pay to Landlord, in lawful money of the United States, Monthly Rent as follows. commencing on the Commencement Date, and continuing throughout the balance of the Term (subject to adjustment pursuant to PARAGRAPH 5.B), the Monthly Rent shall equal Two and 25/100ths Dollars ($2.25) multiplied by the number of square feet of Rentable Area situated within the Premises, as determined by Landlord under PARAGRAPH 2.

Monthly Rent shall be paid in advance, on the first day of each calendar month during the Term, without abatement, deduction, claim, offset, prior notice or demand. The sum of One

                                   [page missing]
before the first day of each month during the ensuing calendar year, Tenant shall pay to Landlord one-twelfth (1/12th) of such estimated amounts, provided that if such notice is not given in December, Tenant shall continue to pay on the basis of the prior year's estimate until the month after such notice is given. If at any time or times it appears to Landlord, in its reasonable judgment, that the amounts payable under this PARAGRAPH 5.D. (i) for the current calendar year will vary from its then current estimate by more than five percent (5%), Landlord may, in its sole discretion, by notice to Tenant, showing in reasonable detail the basis for such variance, revise its estimate for such year, in which case subsequent payments by Tenant for such year shall be based upon such revised estimate. Landlord's election not to give the notice described in the foregoing sentence shall not affect Landlord's ability to charge Tenant for, nor Tenant's liability to pay for, any shortfall in the estimated payments for such calendar year previously made by Tenant, as set forth in PARAGRAPH 5.D.
(ii).

               (ii)  ADJUSTMENT.   Within one hundred twenty (120) days after
the close of each calendar year or as soon after such 120-day period as reasonably practicable, Landlord shall deliver to Tenant a reasonably detailed statement of Common Area Maintenance Costs for such calendar year, certified by Landlord or its property manager, subject to Tenant's right to audit as hereinafter provided. At that time, Landlord shall also deliver to Tenant a statement, certified as correct by Landlord, of the adjustments to be made pursuant to PARAGRAPH 5.D. (i) above. If Landlord's statement shows that Tenant owes an amount that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall refund such excess to Tenant within thirty (30) days after delivery of the statement. If such statement shows that Tenant owes an amount that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the statement.

               (iii) LAST YEAR.    If this Lease shall terminate on a day other
than the last day of a calendar year, the adjustment in Rent applicable to the calendar year in which such termination shall occur shall be prorated on the basis which the number of days from the commencement of such calendar year to and including such termination date bears to three hundred sixty (360). The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to PARAGRAPH 5.D. (ii) to be performed after such termination.

               (iv)  AUDIT.   Within one hundred eighty (180) days after receipt
of Landlord's statement of Common Area Maintenance Costs as provided in PARAGRAPH 5.D. (ii), Tenant or its designee, on not less than five (5) days' prior written notice to Landlord, shall have the right to, at Tenant's sole cost and expense, audit, examine and copy Landlord's books and records with respect to the Common Area Maintenance Costs for the year for which the Landlord's statement pertains. If Tenant fails to give such written notice to Landlord within such 180-day period, Tenant shall be deemed to have forever waived its right to audit the Common Area Maintenance Costs for the year for which the Landlord's statement pertains. Landlord shall cooperate with Tenant in any such examination of its books and records. Tenant shall have the right to audit at Landlord's local offices, at Tenant's expense, Landlord's accounts and records relating to Common Area Maintenance Costs and Impositions. If such audit reveals to the reasonable satisfaction of Landlord and Tenant that Landlord has overcharged Tenant, the amount overcharged shall be paid to Tenant within thirty
(30) days after the audit: is concluded. If such audit reveals to the reasonable satisfaction of Landlord and Tenant that Landlord has undercharged Tenant, the amount undercharged shall be paid to Landlord within thirty (30) days after the audit is concluded. In addition, if the audit reveals to the reasonable satisfaction of Landlord and Tenant that Landlord's statement exceeds the actual Common Area Maintenance Costs and Impositions which should have been charged to Tenant by more than seven percent (7%), the cost of the audit shall be paid by Landlord. If Tenant retains or utilizes a third party to perform such an audit of the Common Area Maintenance Costs and Impositions, Tenant shall not compensate such third party on anything other than an hourly basis.

          E. ADDITIONAL RENT. All monies required to be paid by Tenant under this Lease, including, without limitation, the Tenant Improvement costs pursuant to EXHIBIT B, the management fee described in PARAGRAPH 5.D, Tenant's share of Common Area Maintenance Costs pursuant to PARAGRAPH 5.D, Real Property Taxes and Impositions pursuant to PARAGRAPH 15, and the monthly cost of insurance premiums required pursuant to PARAGRAPH 21.C, shall be deemed Additional Rent.

          F. PRORATIONS. If the Commencement Date is not the first (1st) day of a month, or if the termination date of this Lease is not the last day of a month, a prorated installment of Monthly Rent based on a 30-day month shall be paid for the fractional month during which such date occurs or the Lease terminates.

          G. INTEREST. Any amount of Rent or other charges provided for under this Lease due and payable to Landlord which is not paid within five (5) days after written notice from Landlord shall bear interest at the Interest Rate from
(i) the date such Rent is due until such Rent is paid, or (ii) the date that is ten (10) days after Tenant receives written notice from Landlord that any other charge provided for under this Lease (other than Rent) is due and payable, until such other charge is paid.

     6.   LATE PAYMENT CHARGES.

          Tenant acknowledges that late payment by Tenant to Landlord of Rent and other charges provided for under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult or impracticable to fix. Therefore, if any installment of Rent or any other charge due from Tenant is not received by Landlord within five
(5) days after Landlord gives Tenant notice that such Rent or other charge is due, Tenant shall pay to Landlord an additional sum equal to seven percent (7%) of the amount overdue as a late charge for every month or portion thereof that the Rent or other charges remain unpaid. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of the late payment by Tenant.

INITIALS:

______________________________          ______________________________
Landlord                                Tenant

     7.   SECURITY DEPOSIT.

          A. DEPOSIT REQUIRED. Tenant shall deposit with Landlord upon the execution of this Lease by Landlord and Tenant, the sum of Four Hundred Ninety-Seven Thousand Five Hundred

Thirty-Eight and 00/100 Dollars ($497,538.00) (i.e., an amount equal to four (4) installments of Monthly Rent) as the "SECURITY DEPOSIT" for the full and faithful performance of every provision of this Lease to be performed by Tenant. At Tenant's option, the Security Deposit may be in the form of an irrevocable standby letter of credit ("L-C") Landlord shall not be required to segregate the Security Deposit from Landlord's general funds; Landlord's obligations with respect to the Security Deposit shall be those of a debtor and not a trustee, and Tenant shall not be entitled to any interest on the Security Deposit. Invocation by Landlord of its rights hereunder shall not constitute a waiver of nor relieve Tenant from any liability or obligation for any default by Tenant under this Lease.

               (i) REDUCTION OR REPLACEMENT. So long as Tenant has not committed any default under this Lease, which default is continuing after notice from Landlord and the expiration of any applicable grace period provided for in this Lease, (a) as of each of the second (2nd) anniversary of the Lease Commencement Date and the fourth (4th) anniversary of the Lease Commencement Date, Tenant may reduce the Security Deposit in the amount of One Hundred Twenty-Four Thousand Three Hundred Eighty-Four and 50/100 Dollars ($124,384.50) on each such anniversary date; or (b) if Tenant is profitable for a period of eight (8) consecutive quarters commencing after the Commencement Date, then Tenant may elect to reduce the Security Deposit to the sum equal to two (2) installments of the initial Monthly Rent. For the purposes of this PARAGRAPH 7, in order for Tenant to demonstrate that it has been profitable for the calendar quarter in question, Tenant must at a minimum deliver to Landlord an audited financial statement of Tenant, showing that Tenant has earned a net profit for each calendar quarter in question. In no event shall Tenant be entitled to reduce the Security Deposit below an amount equal to two (2) installments of the initial Monthly Rent

          If Tenant is entitled to and does elect to reduce the amount of the Security Deposit pursuant to this PARAGRAPH 7.A. (i), and Tenant delivers to Landlord written notice of its election to so reduce the amount of the Security Deposit and the financial statements described in the foregoing paragraph, then if the Security Deposit is in the form of cash, Landlord shall pay to Tenant the excess amount of the Security Deposit, without interest, within thirty (30) days after Landlord's receipt of such notice and statements; or if the Security Deposit is in the form of an L-C, then Tenant may, not less than ten (10) days after Landlord's receipt of such notice and statement, replace the L-C with an L-C in an amount equal to the reduced amount of the Security Deposit.

               (ii) CONSEQUENCES OF DEFAULT. If Tenant defaults with respect to any provision of this Lease, after notice from Landlord and the expiration of any applicable cure or grace periods expressly provided for in this Lease, Landlord may apply all or any part of the Security Deposit for the payment of any Rent or other sum in default, the repair of such damage to the Premises or the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default to the full extent permitted by law. If any portion of a cash Security Deposit is so applied, or any portion of an L-C posted as the Security Deposit, if applicable, is drawn upon, by Landlord for such purposes, Tenant shall either, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount or deposit a replacement L-C with Landlord in the amount of the original L-C. The Security Deposit or any balance thereof remaining after Landlord cures any default of Tenant hereunder shall be returned to Tenant within thirty (30) days of termination of the Lease.

               (iii) FORM OF L-C. If at any time Tenant elects to deposit an L-C as the Security Deposit, the L-C shall be issued by a bank reasonably acceptable to Landlord, shall be issued for a term of at least twelve (12) months and shall be in a form and with such content acceptable to Landlord in its sole discretion. Tenant shall either replace the expiring L-C with an L-C in an amount equal to the original L-C or renew the expiring L-C, in any event no later than thirty (30) days prior to the expiration of the term of the L-C then in effect. If Tenant fails to deposit a replacement L-C or renew the expiring L-C, Landlord shall have the right to draw upon the expiring L-C for the full amount thereof and hold the same as the Security Deposit; provided, however, that if Tenant provides a replacement L-C that meets the requirements of this PARAGRAPH 7,A, then Landlord shall return to Tenant promptly in cash that amount of the L-C that had been drawn upon by Landlord. Drawing upon the L-C shall be conditioned upon notice to Tenant of Landlord's intention to draw upon the L-C and the presentation to the issuer of the L-C of a certified statement executed by a general partner of Landlord that (i) Tenant is in default under the Lease, which default is continuing after notice to Tenant and the expiration of any applicable grace period provided for herein, and Landlord is exercising its right to draw upon so much of the L-C as is necessary to cure Tenant's default, or (ii) Tenant has not renewed or replaced an expiring L-C as required by this Lease and Landlord is authorized to draw upon the L-C prior to its expiration. The L-C shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not first be required to proceed against the L-C, and such use, application or retention shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled.

     8.   HOLDING OVER.

          If Tenant remains in possession of all or any part of the Premises after the expiration of the Term, with the express or implied consent of Landlord, such tenancy shall be at sufferance only, and shall not constitute a renewal or extension for any further term. If Tenant remains in possession after the expiration of the Term, without Landlord's consent, Rent shall be payable at a rental equal to one hundred fifty percent (150%) of the Monthly Rent payable during the last month of the Term (which rental shall be due and payable at the same time as Monthly Rent is due under this Lease), and any other sums due under this Lease shall be payable in the amount and at the times specified in this Lease. If Tenant remains in possession after the expiration of the Term with Landlord's consent, Rent shall be payable at a rental equal to one hundred percent (100%) of the Monthly Rent payable during the last month of the Term (which rental shall be due and payable at the same time as Monthly Rent is due under this Lease), and any other sums due under this Lease shall be payable in the amount and at the times specified in this Lease. Any such holdover tenancy (with or without Landlord's consent) shall be subject to every other term, condition, and covenant contained herein; provided, however, that Landlord's obligations under the Work Letter shall not be of any force or effect during any such holdover tenancy.

     9.   TENANT IMPROVEMENTS.

          Landlord agrees to construct the Tenant Improvements pursuant to the terms of EXHIBIT B.

     10.  CONDITION. OF PREMISES.

          A. CAPITAL IMPROVEMENTS. Prior to the Commencement Date, Landlord shall complete the Capital Improvements to the Premises in accordance with the terms of EXHIBIT B. Except for its obligation to perform the Capital Improvements and the Tenant Improvements as set forth in this Lease and the Work Letter, Landlord shall have no obligation whatsoever to do any work or perform any improvements whatsoever to any portion of the Premises or the Building.

          B. ACCEPTANCE OF PREMISES. Within ten (10) days after completion of the Tenant Improvements, Tenant shall conduct a walk-through inspection of the Premises with Landlord and complete a punch list of items needing additional work. Other than the items specified in the punch list, if any, and latent defects in the Capital Improvements that could not have been discovered by a reasonably thorough visual inspection of the Capital Improvements, and subject to Landlord's representations and warranties described below, by taking possession of the Premises, Tenant shall be deemed to have accepted the Premises in good, clean and completed condition and repair, subject to all applicable laws, codes and ordinances. Any damage to the Premises caused by Tenant's move-in shall be repaired or corrected by Tenant, at its sole cost and expense. Tenant acknowledges that neither Landlord nor Landlord's Agents have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business or for any other purpose, nor has Landlord or Landlord's Agents agreed to undertake any Alterations or construct any Improvements to the Premises except as expressly provided in this Lease. If Tenant fails to submit a punch list to Landlord within such 10-day period, it shall be deemed that there are no Improvement items needing additional work or repair. Landlord's contractor shall complete all reasonable punch-list items within thirty (30) days after the walk-through inspection; provided, however, that if such punch-list items cannot reasonably be completed within the 30-day period, Landlord's contractor shall commence such performance within the 30-day period and diligently thereafter prosecute the same to completion. Upon completion of such punch-list items, Tenant shall approve such completed items in writing to Landlord. If Tenant fails to approve such items within fourteen (14) days of completion, such items shall be deemed approved by Tenant.

     C. LANDLORD'S REPRESENTATIONS AND WARRANTIES. Landlord represents and warrants (the "Condition Warranties") to Tenant that as of the Commencement Date the following portions of the Building shall be in good condition (i.e. in an operable (but not new) state of repair, free of defects that would adversely affect Tenant's operation of its business in the Premises). (i) the HVAC system serving the Premises, (ii) the roof of the Building, (iii) the main electrical supply to a main distribution point in the Building, (iv) the working sanitary sewer lines to the Building, and (v) water service to the Building. The Condition Warranties shall terminate on a date one hundred eighty (180) days after the Commencement Date, except to the extent that Tenant has delivered to Landlord within such 180-day period a written notice specifying in detail any defaults by Landlord under the Condition Warranties (a "Violation Notice"), and Landlord shall thereafter have absolutely no liability to Tenant for the inaccuracy of any Condition Warranty, except to the extent set forth in a Violation Notice. Landlord's liability for the correction of any defects described in a Violation Notice shall be subject to Landlord's reasonable right to dispute the claims set forth in any Violation Notice. Landlord's sole liability with respect to any breach of any Condition Warranty that is properly set forth in a timely delivered Violation Notice shall be to promptly correct such defect; Landlord shall have no liability for any other loss, cost, damage, expense or lost profit in connection with such breach, and Tenant shall have no right to any abatement or offset of Rent in connection with such breach.

          D. LANDLORD'S ADDITIONAL REPRESENTATION AND WARRANTY. Landlord represents and warrants (the "Environmental Warranty") to Tenant that to the best of Landlord's knowledge, as of the Commencement Date, no asbestos-containing materials (other than asbestos-containing materials that are fully encapsulated or that are within the transite panels of the curtain wall of the Building) shall be present in the Premises. Landlord's sole liability with respect to any breach of the Environmental Warranty shall be to promptly correct such defect; Landlord shall have no liability for any other loss, cost, damage, expense or lose profit in connection with such breach, and Tenant shall have no right to any abatement or offset of Rent in connection with such breach.

     11.  USE OF THE PREMISES AND COMMON AREA.

          A. TENANT'S USE. Tenant shall use the Premises only for general office, administration, research and development, manufacturing, warehousing and any other legal use related to such activities and consistent with any CC&Rs. Tenant shall not use the Premises or suffer or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, zoning restriction, ordinance or governmental law, rule, regulation or requirement of public authorities now in force or which may hereafter be in force, relating to or affecting the condition, use or occupancy of the Premises. Tenant shall not commit any public or private nuisance or any other act or thing which might or would disturb the quiet enjoyment of any other tenant of Landlord or any occupant of nearby property. Tenant shall place no loads upon the floors, walls or ceilings in excess of the maximum designed load determined by a licensed structural engineer or which endanger the structure; nor place any harmful liquids in the drainage systems; nor dump or store waste materials or refuse or allow waste materials or refuse to remain outside the Building proper, except in the enclosed trash areas provided. Tenant shall not store or permit to be stored or otherwise placed any other material of any nature whatsoever outside the Building, except on a temporary basis.

          B.   HAZARDOUS MATERIALS.

               (i) HAZARDOUS MATERIALS DEFINED. As used herein, the term "HAZARDOUS MATERIALS" shall mean any wastes, materials or substances (whether in the form of liquids, solids or gases, and whether or not air-borne), which are or are deemed to be (a) pollutants or contaminants, or which are or are deemed to be hazardous, toxic, ignitable, reactive, corrosive, dangerous, harmful or injurious, or which present a risk to public health or to the environment, or which are or may become regulated by or under the authority of any applicable local, state or federal laws, judgments, ordinances, orders, rules, regulations, codes or other governmental restrictions, guidelines or requirements, any amendments or successor(s) thereto, replacements thereof or publications promulgated pursuant thereto, including, without limitation, any such items or substances which are or may become regulated by any of the Environmental Laws (as hereinafter defined); (b) listed as a chemical known to the State of California to cause cancer or reproductive toxicity pursuant to Section 25249.8 of the California Health and Safety Code, Division 20, Chapter 6.6 (Safe Drinking Water and Toxic Enforcement Act of 1986); or (c) a pesticide, petroleum, including crude oil or any fraction thereof, asbestos or any asbestos-containing material, a polychlorinated biphenyl, radioactive material, or urea formaldehyde.

               (ii) ENVIRONMENTAL LAWS DEFINED. In addition to the laws referred to in PARAGRAPH 11.B. (i) above, the term "ENVIRONMENTAL LAWS" shall be deemed to include, without limitation, 33 U.S.C. Section 1251 ET SEQ., 42 U.S.C. Section 6901 ET SEQ., 42 U.S.C. Section 7401 ET SEQ., 42 U.S.C.
Section 9601 ET SEQ., and California Health and Safety Code Section 25100 ET SEQ., and 25300 ET SEQ., California Water Code, Section 13020 ET SEQ., or any successor(s) thereto, all local, state and federal laws, judgments, ordinances, orders, rules, regulations, codes and other governmental restrictions, guidelines and requirements, any amendments and successors thereto, replacements thereof and publications promulgated pursuant thereto, which deal with or otherwise in any manner relate to, air or water quality, air emissions, soil or ground conditions or other environmental matters of any kind.

               (iii) USE OF HAZARDOUS MATERIALS. Tenant agrees that during the Term of this Lease, Tenant shall not use, or permit the use of, nor store, generate, treat, manufacture or dispose of Hazardous Materials on, from or under the Premises (individually and collectively, "HAZARDOUS USE") except to the extent that, and in accordance with such conditions as, Landlord may have previously approved in writing in its sole and absolute discretion. Notwithstanding the foregoing, Tenant shall be entitled to use and store only those Hazardous Materials which are (a) set forth in a list prepared by Tenant and approved in writing by Landlord, which shall be deemed given with respect to the Approved Hazardous Materials (hereinafter defined),
(b) necessary for Tenant's business, but then only in the amounts and for the purposes previously disclosed in writing to and approved in writing by Landlord, and (c) in full compliance with Environmental Laws, and all judicial and administrative decisions pertaining thereto. All Hazardous Materials approved in writing by Landlord as provided in the preceding sentence shall collectively be referred to as the "APPROVED HAZARDOUS MATERIALS". Within thirty (30) days after request by Landlord,

Tenant shall deliver to Landlord a list of the Approved Hazardous Materials. Tenant shall nor. be entitled to install any tanks under, on or about the Premises for the storage of Hazardous Materials without the express written consent of Landlord, which may be given or withheld in Landlord's sole discretion. For the purposes of this PARAGRAPH 11.B. (iii), the term Hazardous Use shall include Hazardous Use(s) on, from or under the Premises by Tenant, any Subtenant occupying all or any portion of the Premises during the Term, or any of their directors, officers, employees, shareholders, partners, invitees, agents, contractors or occupants (collectively, "Tenant's Parties"), whether known or unknown to Tenant, occurring during the Term of this Lease. The term "TENANT'S PARTIES" shall not include any tenants of the Project other than Tenant, except that the term "TENANT'S PARTIES" shall include any Subtenant occupying all or any portion of the Premises during the Term. Notwithstanding anything herein to the contrary, Tenant may use normal amounts of cleaning supplies and office products customarily used by office tenants without Landlord's prior consent thereto.

               (iv) HAZARDOUS MATERIALS REPORT; WHEN REQUIRED. Tenant shall submit to Landlord a written report with respect to Hazardous Materials ("REPORT") in the form prescribed in PARAGRAPH 11.B. (v) below on the following dates:

                     (a) At any time within ten (10) days after written request by Landlord, and

                     (b) At any time when there has been a violation of any Environmental Law, or in connection with any proposed request for Landlord's consent to any change in the list of Approved Hazardous Materials or for an increase in the intensity of usage or storage of such Approved Hazardous Materials.

               (v) HAZARDOUS MATERIALS REPORT; CONTENTS. The Report shall contain, without limitation, the following information:

                     (a) Whether on the date of the Report and (if applicable) during the period since the last Report there has been any Hazardous Use on, from or under the Premises, other than the use of Approved Hazardous Materials.

                     (b) If there was. such Hazardous Use, the exact identity of the Hazardous Materials (other than the Approved Hazardous Materials), the dates upon which such materials were brought upon the Premises, the dates upon which such Hazardous Materials were removed therefrom, and the quantity, location, use and purpose thereof.

                     (c) If there was such Hazardous Use, any governmental permits maintained by Tenant with respect to such Hazardous Materials, the issuing agency, original date of issue, renewal dates (if any) and expiration date. Copies of any such permits and applications therefor shall be attached.

                     (d) If there was such Hazardous Use, any governmental reporting or inspection requirements with respect to such Hazardous Materials, the governmental agency to which reports are made and/or which conducts inspections, and the dates of all such reports and/or inspections (if applicable) since the last Report. Copies of any such Reports shall be attached.

                     (e) If there was such Hazardous Use, identification of any operation or business plan prepared for any government agency with respect to Hazardous Use.

                     (f) Any liability insurance carried by Tenant with respect to Hazardous Materials, if any, the insurer, policy number, date of issue, coverage amounts, and date of expiration. Copies of any such policies or certificates of coverage shall be attached.

                     (g) Any notices of violation of Environmental Laws, written or oral, received by Tenant from any governmental agency since the last Report, the date, name of agency, and description of violation. Copies of any such written notices shall be attached.

                     (h) Any knowledge, information or communication which Tenant has acquired or received relating to (x) any enforcement, cleanup, removal or other governmental or regulatory action threatened or commenced against Tenant or with respect to the Premises pursuant to any Environmental Laws; (y) any claim made or threatened by any person or entity against Tenant or the Premises on account of any alleged loss or injury claimed to result from any alleged Hazardous Use on or about the Premises; or (z) any report, notice or complaint made to or filed with any governmental agency concerning any Hazardous Use on or about the Premises. The Report shall be accompanied by copies of any such claim, report, complaint, notice, warning or other communication that is in the possession of or is available to Tenant.

                     (i) Such other pertinent information or documents as are reasonably requested by Landlord in writing.

               (vi)  RELEASE OF HAZARDOUS MATERIALS; NOTIFICATION AND CLEANUP.

                     (a) At any time during the Term, if Tenant knows or believes that any release of any Hazardous Materials has come or will come to be located upon, about or beneath the Premises, then Tenant shall immediately, either prior to the release or following the discovery thereof by Tenant, give verbal and follow-up written notice of that condition to Landlord.

                     (b) At its sole cost and expense, Tenant covenants to investigate, clean up and otherwise remediate any release of Hazardous Materials which were caused or created by Tenant or any of Tenant's Parties. Such investigation, clean-up and remediation shall be performed only after Tenant has obtained, if practicable, Landlord's written consent, which shall not be unreasonably withheld; provided, however, that Tenant shall be entitled to respond immediately to an emergency without first obtaining Landlord's written consent. All clean-up and remediation shall be done in compliance with Environmental Laws and to the reasonable satisfaction of Landlord; provided, however, that Landlord shall not require Tenant to perform any clean-up or remediation work in excess of that work required to return the property affected by such release of Hazardous Materials to the condition it was in prior to the date of such release.

                     (c) Notwithstanding the foregoing, Landlord shall have the right, but not the obligation, in Landlord's sole and absolute discretion, exercisable by written notice to Tenant, to undertake within or outside the Premises all or any portion of any reasonable investigation, clean-up or remediation with respect to any Hazardous Use of such Hazardous Materials by Tenant or any of Tenant's Parties (or, once having undertaken any of such work, to cease same, in which case Tenant shall perform the work), all at Tenant's sole cost and expense, which shall be paid by Tenant as Additional Rent within ten (10) days after receipt of written request therefor by Landlord (and which Landlord may require to be paid prior to commencement of any work by Landlord; provided, however, that Tenant's obligation to pay for such work shall only be applicable if Tenant fails to perform its obligations under this PARAGRAPH 11 (including without limitation the obligations described in PARAGRAPH 11.B. (vi)(b)). No such work by Landlord shall create any liability on the part of Landlord to Tenant or any other party in connection with such Hazardous Materials by Tenant or any of Tenant's Parties or constitute an admission by Landlord of any responsibility with respect to such Hazardous Materials.

                     (d) It is the express intention of the parties hereto that Tenant shall be liable under this PARAGRAPH 11.B, (vi) for any and all conditions covered hereby which were or are caused or created by Tenant or any of Tenant's Parties, whether occurring (x) on or after the Commencement Date, or (y) prior to the Commencement Date (to the extent that such condition or conditions occurring prior to the Commencement Date arise from Tenant's early occupancy of the Premises pursuant to PARAGRAPH 40 below). Tenant shall not enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to any Hazardous Materials in any way connected to the Premises without first (A) notifying Landlord of Tenant's intention to do so and affording Landlord the opportunity to participate in any such proceedings, and (B) obtaining Landlord's written consent, which shall not be unreasonably withheld.

               (vii) INSPECTION AND TESTING BY LANDLORD. Landlord shall have the right at all times during the Term of this Lease to (a) inspect the Premises, as well as such of Tenant's books and records pertaining to the Premises and the conduct of Tenant's business therein, and to (b) conduct tests and investigations to determine whether Tenant is in compliance with the provisions of this PARAGRAPH 11.B. Except in case of emergency, Landlord shall give reasonable notice to Tenant before conducting any inspections, tests, or investigations in accordance with PARAGRAPH 19, shall provide Tenant with a work plan describing any testing that shall be performed at the Premises, and shall use reasonable efforts to minimize interference with the conduct of Tenant's business at the Premises caused by any such inspections, tests, or investigations. The cost of all such inspections, tests and investigations shall be borne by Tenant if Landlord reasonably concludes on the basis of such investigation that Tenant has failed to comply with its obligations under this PARAGRAPH 11.B. Neither any action nor inaction on the part of Landlord pursuant to this PARAGRAPH 11.B. (vii) shall be deemed in any way to release Tenant from, or in any way modify or alter, Tenant's responsibilities, obligations, and liabilities incurred pursuant to PARAGRAPH 11.B hereof.

               (viii) INDEMNITY. Tenant shall indemnify, defend, protect, hold harmless, and, at Landlord's option (with such attorneys as Landlord may approve in advance and in writing), defend Landlord, Landlord's Agents, and Landlord's officers, directors, shareholders, partners, employees, contractors, property managers, agents and mortgagees and other lien holders, from and against any and all Losses (as defined below), whenever such Losses arise, arising from or related to:(a) any violation or alleged violation by Tenant or any of Tenant's Parties of any of the requirements, ordinances, statutes, regulations or other laws referred to in this PARAGRAPH 11.B, including, without limitation, the Environmental Laws, whether such violation or alleged violation occurred prior to (but only to the extent that such violation or alleged violation arises from Tenant's early occupancy of the Premises pursuant to PARAGRAPH 40 below), on, or after the Commencement Date,
(b) any breach of the provisions of this PARAGRAPH 11.B by Tenant or any of Tenant's Parties, or (c) any Hazardous Use on, about or from the Premises by Tenant or any of Tenant's Parties of any Hazardous Materials (whether or not approved by Landlord under this Lease), whether such Hazardous Use occurred prior to, on, or after the Commencement Date. The term "LOSSES" shall mean all claims, demands, expenses, actions, judgments, damages (whether consequential, direct or indirect, known or unknown, foreseen or unforeseen), penalties, fines, liabilities, losses of every kind and nature (including, without limitation, property damage, diminution in value of Landlord's interest in the Premises, damages for the loss of restriction on use of any space or amenity within the Premises, damages arising from any adverse impact on marketing space in the Premises, sums paid in settlement of claims and any costs and expenses associated with injury, illness or death to or of any person), suits, administrative proceedings, costs and fees, including, but not limited to, reasonable attorneys' and consultants' fees and expenses, and the costs of cleanup, remediation, removal and restoration, that are in any way related to any matter covered by the foregoing indemnity.

               (ix) SURVIVAL. The provisions of this PARAGRAPH 11.B shall survive the expiration or earlier termination of this Lease.

          C. SPECIAL PROVISIONS RELATING TO THE AMERICANS WITH DISABILITIES ACT OF 1990.

               (i) ALLOCATION OF RESPONSIBILITY TO LANDLORD. As between Landlord and Tenant, Landlord shall be responsible for assuring that the Common Area owned by Landlord and the exterior of the Building comply with the requirements of Title III of the Americans with Disabilities Act of 1990 (42 U.S.C. 12181, et seq., The Provisions Governing Public Accommodations and Services Operated by Private Entities), and all regulations promulgated thereunder, and all amendments, revisions or modifications thereto now or hereafter adopted or in effect in connection therewith (hereinafter collectively referred to as the "ADA"), and to take such actions and make such alterations and improvements as are necessary for such compliance; provided, however, that to the extent such requirements arise from the construction of any Alterations to the Premises made by or on behalf of Tenant, then as between Landlord and Tenant, Tenant shall be responsible that the Common Area complies with the requirements of the ADA, and to take such actions and make such alterations and improvements as are necessary for such compliance.

               (ii) ALLOCATION OF RESPONSIBILITY TO TENANT. Except as expressly provided in the Work Letter, as between Landlord and Tenant, Tenant, at its sole cost and expense, shall be responsible for assuring that the Premises (and all modifications made by Tenant of access to the Premises from the street), and all alterations and improvements in the Premises (including without limitation the Tenant Improvements), and Tenant's use and occupancy of the Premises, and Tenant's performance of its obligations under this Lease, comply with the requirements of the ADA, and to take such actions and make such alterations and improvements as are necessary for such compliance; provided, however, that Tenant shall not make any such alterations or improvements except upon Landlord's prior written consent (which shall not be unreasonably withheld) pursuant to the terms and conditions of this Lease. If Tenant fails diligently to take such actions or make such alterations or improvements as are necessary for such compliance, Landlord may, but shall not be obligated to, take such actions and make such alterations and improvements and may recover all of the costs and expenses of such actions, alterations and improvements from Tenant as Additional Rent. Tenant shall be entitled to utilize the Tenant Improvements Allowance to pay for the cost of any improvements required by ADA that are triggered by the construction of the Tenant Improvements.

               (iii) GENERAL. Notwithstanding anything in this Lease contained to the contrary, no act or omission of either party, including any approval, consent or acceptance by it or its agents, employees or other representatives, shall be deemed an agreement, acknowledgment, warranty, or other representation by it that the other party has complied with the ADA as provided under PARAGRAPHS 11.C. (i) or 11.C. (ii) or that any action, alteration or improvement by it complies or will comply with the ADA as provided under PARAGRAPHS 11.C. (i) or 11.C. (ii) or constitutes a waiver by it of the other party's obligations to comply with the ADA under PARAGRAPHS 11.C. (i) or 11.C. (ii) of this Lease or otherwise. Any failure of either party to comply with its obligations of the ADA under PARAGRAPHS 11.C, (i) or 11.C. (ii) shall not relieve such party from any obligations under this Lease or in the case of Landlord's failure to comply under PARAGRAPH 11.C. (i), constitute or be construed as a constructive or other eviction of Tenant or disturbance of Tenant's use and possession of the Premises.

          D. USE AND MAINTENANCE OF COMMON AREA. Tenant and its employees and invitees shall have the non-exclusive right to use the Common Area in common with other persons during the Term of this Lease, subject to the CC&Rs and such reasonable rules and regulations as may from time to time be deemed necessary or advisable in Landlord's reasonable discretion for the proper and efficient operation and maintenance of the Common Area. Such rules and regulations may include, among other things, the hours during which the Common Area shall be open for use. Landlord shall maintain and operate the Common Area from time to time owned by Landlord in good condition, provided that any damage thereto, other than normal wear and tear, occasioned by the negligence of Tenant or its employees or invitees shall be paid by Tenant upon demand by Landlord.

     12.  QUIET ENJOYMENT.

          Landlord covenants that Tenant, upon performing the terms, conditions and covenants of this Lease, shall have quiet and peaceful possession of the Premises as against any person claiming the same by, through or Under Landlord.

     13.  ALTERATIONS.

          A. ALTERATION RIGHTS. After the Commencement Date, Tenant shall not make or permit any Alterations in, on or about the Premises, without the prior written consent of Landlord, and according to plans and specifications approved in writing by Landlord, which consent shall not be unreasonably withheld. Notwithstanding the foregoing Tenant shall not, without the prior written consent of Landlord, make any.

          (i)        Alterations to the exterior of the Building;

          (ii)       Alterations to the roof of the Building; and

          (iii) Alterations visible from outside the Building, to which Landlord may withhold Landlord's consent on wholly aesthetic grounds.

Notwithstanding anything to the contrary herein, Tenant may make alterations to the Premises without Landlord's prior consent (but with notice to Landlord) provided the same do not cost in excess of Twenty-Five Thousand Dollars ($25,000) in each instance (and that Tenant has not performed alterations to the Premises during any period of twelve (12) consecutive months that in the aggregate cost in excess of Seventy-Five Thousand Dollars ($75,000)), are not structural in nature, do not affect Building systems or the exterior of or the roof of the Building, and are not visible from the outside of the Building.

          B. PERFORMANCE OF ALTERATIONS. All Alterations shall be installed at Tenant's sole expense, in compliance with all applicable laws, by a licensed contractor, shall be done in a good and workmanlike manner conforming in quality and design with the Premises existing as of the Commencement Date, and shall not diminish the value of either the Building or the Premises. All Alterations made by Tenant shall be and become the property of Landlord upon installation and shall not be deemed Tenant's Personal Property, and Tenant shall not remove any Alterations from the Premises unless Tenant has first obtained Landlord's written consent to such removal. Landlord may require Tenant to remove, at Tenant's expense, any Alterations from the Premises au the expiration or earlier termination of this Lease; provided, however, that at the time any Alterations are constructed, Tenant shall have the right to request Landlord's written approval (which shall not be unreasonably withheld or delayed) that Landlord will not require the removal of such Alterations at the expiration or earlier termination of this Lease. Notwithstanding any other provision of this Lease, Tenant shall be solely responsible for the maintenance and repair of any and all Alterations made by it to the Premises. Tenant shall give Landlord written notice of Tenant's intention to perform work on the Premises at least ten (10) days prior to the commencement of such work to enable Landlord to post and record a Notice of Nonresponsibility or other notice deemed proper before the commencement of any such work. Notwithstanding anything to the contrary contained herein, Tenant shall not be required to remove (i) any of the initial Tenant Improvements constructed by or on behalf of Tenant, and (ii) any alterations, additions or improvements for which Tenant has obtained Landlord's consent, but only if at the time Tenant requested Landlord's consent thereto, Tenant gave Landlord a written request that Landlord identify in writing which, if any, of Tenant's alterations, additions or improvements must in Landlord's sole discretion be removed upon the expiration of the Term, and Landlord did not notify Tenant within twenty (20) days after Landlord's receipt of such notice that such alterations, additions or improvements must be removed upon the expiration of the Term.

     14.  SURRENDER OF THE PREMISES.

          Upon the expiration or earlier termination of the Term, Tenant shall surrender the Premises to Landlord in its condition existing as of the date of substantial completion of the Improvements, normal wear and tear and fire or other casualty excepted, with all interior walls repaired if damaged, all broken, marred or nonconforming acoustical ceiling tiles replaced, all windows washed, the plumbing and electrical systems and lighting in good order and repair, including replacement of any burned out or broken light bulbs or ballasts, the HVAC equipment serviced and repaired by a reputable and licensed service firm, and all floors cleaned, all to the reasonable satisfaction of Landlord. Tenant shall remove from the Premises all of Tenant's Alterations required to be removed pursuant to PARAGRAPH 13, and all of Tenant's Personal Property, and repair any damage and perform any restoration work caused by such removal. If Tenant fails to remove such Alterations and Tenant's Personal Property, and such failure continues after the expiration or earlier termination of this Lease, Landlord may, to the extent permitted by law, retain such Alterations and Tenant's Property and all rights of Tenant with respect to it shall cease, or Landlord may place all or any portion of such Alterations and Tenant's Property in public storage for Tenant's account. Tenant shall be liable to Landlord for costs of removal of any such Alterations and Tenant's Personal Property and storage and transportation costs of same, and the cost of repairing and restoring the Premises, together with interest at the Interest Rate from the date of expenditure by Landlord. If the Premises are not so surrendered at the expiration or earlier termination of this Lease, Tenant shall indemnify Landlord and Landlord's Agents against all loss or liability, including reasonable attorneys' fees and costs, resulting from delay by Tenant in so surrendering the Premises.

          Normal wear and tear, for the purposes of this Lease, shall be construed to mean wear and tear caused to the Premises by a natural aging process which occurs in spite of prudent application of good standards for maintenance, repair and janitorial practices. It is not intended, nor shall it be construed, to include items of neglected or deferred maintenance which would have or should have been attended to during the Term of the Lease if good standards had been applied to properly maintain and keep the Premises at all times in good condition and repair.

     15.  IMPOSITIONS AND REAL PROPERTY TAXES.

          A. PAYMENT BY TENANT. Tenant shall pay all Impositions prior to delinquency. If billed directly, Tenant shall pay such Impositions and concurrently present to Landlord satisfactory evidence of such payments. If any Impositions are billed to Landlord or included in bills to Landlord for Real Property Taxes, then Tenant shall pay to Landlord all such amounts not less than five (5) days prior to the date such Imposition would be delinquent. If applicable law prohibits Tenant from reimbursing Landlord for an Imposition, but Landlord may lawfully increased the Monthly Rent to account for Landlord's payment of such Imposition, the Monthly Rent payable to Landlord shall be increased so that the amount of such increased Monthly Rent, together with any accompanying increases in the Real Property Taxes payable by Tenant with respect to such Imposition, are sufficient to net to Landlord the same return without reimbursement of such Imposition as would have been received by

Landlord with reimbursement of such Imposition. In addition, on or before April 10 and December 10 of each year of the Term, Tenant shall pay directly to the San Mateo County assessor the Real Property Taxes for the Premises as set forth on the assessor's tax bill for the Premises. If, however, the Premises are not a separate parcel for tax purposes but constitute a portion of a larger tax parcel or parcels, the Real Property Taxes payable by Tenant under this Lease shall be a percentage of the Real Property Taxes payable for such parcel or parcels, which percentage shall be determined by dividing the Rentable Area of the Premises by the total Rentable Area of all buildings on such parcel or parcels and multiplying the result by 100, which Real Property Taxes shall be payable by Tenant to Landlord monthly as part of the Common Area Maintenance Costs. Tenant, at its cost, shall have the right at any time to seek a reduction in or otherwise contest any Real Property Taxes for which it is obligated to reimburse Landlord pursuant to this PARAGRAPH 15, by action or proceeding against the entity with authority to assess or impose the same. Landlord shall not be required to join in any proceeding or action brought by Tenant unless the provisions of applicable regulations require that such proceeding or action be brought by or in the name of Landlord, in which event Landlord shall join in such proceeding or action or permit it to be brought in Landlord's name, provided that Tenant shall protect, indemnify, defend, and hold Landlord free and harmless from and against any and all loss, liability, cost, damage, claim or expense in connection with such proceeding or contest. Tenant shall continue, during the pendency of such proceeding or action, to pay the Real Property Taxes due as determined by landlord pursuant to this PARAGRAPH 15. If Tenant is successful in such action or proceeding, Landlord shall reimburse to Tenant its prorata share of the reduction in Real Property Taxes realized by Tenant in such Contest or proceeding within ten (10) days after the amount of such reduction has been determined.

               (i) TAX PARCELS. If Landlord determines in its reasonable discretion that the configuration of tax parcels within the Project (including without limitation the tax parcel on which the Premises is situated) causes the allocation of Real Property Taxes between the affected tax parcels to be unfair or inequitable, Landlord reserves the right to internally reallocate the Real Property Taxes assessed against such affected tax parcels in a manner that reasonably addresses such unfairness or inequity. If Landlord effects any such reallocation, then the

Real Property Taxes payable by Tenant under this Lease shall be those Real Property Taxes allocated to the Premises pursuant to this PARAGRAPH 15 A. (i).

               (ii) PAYMENT. Promptly following payment of the Real Property Taxes, Tenant shall provide Landlord with copies of paid receipts or other documentary evidence that the Real Property Taxes have been paid by Tenant. If Tenant fails to pay the Real Property Taxes on or before April 10 and December 10, respectively, or if Tenant fails to pay its share of Real Property Taxes as part of the Common Area Maintenance Costs, Tenant shall pay to Landlord any penalty incurred by such late payment. In addition, Tenant shall pay any Real Property Tax not included within the county tax assessor's tax bill within ten
(10) days after being billed for same by Landlord. The foregoing dates are based on the dates established by the county as the dates on which Real Property Taxes become delinquent if not paid. If such delinquency dates change, the dates on which Tenant must pay the Real Property Taxes for the Premises shall be at least ten (10) days prior to the new delinquency dates. Assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such purposes as fire protection, street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services which may formerly have been provided without charge to property owners or occupants. It is the intention of the parties that all new and increased assessments, taxes, fees, levies and charges are to be included within the definition of Real Property Taxes for the purposes of this Lease.

          B. TAXES ON TENANT IMPROVEMENTS AND PERSONAL PROPERTY. Tenant shall pay any increase in Real Property Taxes resulting from any and all Alterations and Tenant Improvements of any kind whatsoever placed in, on or about the Premises for the benefit of, at the request of, or by Tenant. Tenant shall pay prior to delinquency all taxes assessed or levied against Tenant's Personal Property in, on or about the Premises or elsewhere. When possible, Tenant shall cause its Personal Property to be assessed and billed separately from the Premises and the real property or Personal Property of Landlord.

          C. PRORATION. Tenant's liability to pay Real Property Taxes shall be prorated on the basis of a 360-day year to account for any fractional portion of a fiscal tax year included at the commencement or expiration of the Term. With respect to any assessments which may be levied against or upon the Premises or all or any portion of the Project, or which under the laws then in force may be evidenced by improvements or other bonds or may be paid in annual installments, only the amount of such annual installment (with appropriate proration for any partial year) and interest due thereon shall be included within the computation of the annual Real Property Taxes levied against the Premises or such portion of the Project, as applicable.

     16.  UTILITIES AND SERVICES.

          Tenant shall be responsible for and shall pay promptly all charges for water, gas, electricity, telephone, refuse pick-up, janitorial service and all other utilities, materials and services furnished directly to or used by Tenant in, on or about the Premises during the Term, together with any taxes thereon. If any utility, material or service is not separately charged or metered to any portion of the Premises, Tenant shall pay to Landlord, within ten (10) days after written demand therefor, Tenant's pro rata share of the total cost thereof as may be determined by Landlord. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service or other service furnished to the Premises, except that resulting from the gross negligence or willful misconduct of Landlord. Tenant shall have the right to contract directly with vendors for janitorial and maintenance services, provided such vendors must be approved in advance by Landlord, which approval shall not be unreasonably withheld; and provided further, that Tenant shall have no right to contract with any vendor to maintain the Building's HVAC system, which shall be the sole responsibility of Landlord as set forth in PARAGRAPH 17.A.

          17.  REPAIR AND MAINTENANCE.

               A. LANDLORD'S OBLIGATIONS. Landlord shall keep in good order, condition and repair the structural parts of the Building, which structural parts consist only of the foundation, subflooring, exterior walls (excluding the interior of all walls and the exterior and interior of all windows, doors, ceilings, and plate glass), and roof of the Building, and all plumbing and electrical facilities leading up to (but not situated within) the Building, except for any damage thereto caused by the negligence or willful acts or omissions of Tenant or of Tenant's agents, employees or invitees, or by reason of the failure of Tenant to perform or comply with any terms of this Lease, or caused by

Alterations made by Tenant or by Tenant's agents, employees or contractors. It is an express condition precedent to all obligations of Landlord to repair and maintain that Tenant shall have notified Landlord of the need for such repairs or maintenance. Tenant waives the provisions of Sections 1941 and 1942 of the California Civil Code and any similar or successor law regarding Tenant's right to make repairs and deduct the expenses of such repairs from the Rent due under this Lease. Landlord shall keep in good order, condition, repair and maintenance the Building's HVAC system and roof, and shall maintain an HVAC system preventive maintenance service contract from a qualified vendor at a competitive price for the purpose of maintaining the Building's HVAC system, and a roof maintenance service contract from a qualified vendor for the purpose Of maintaining the Building's roof. Landlord shall determine in its sole discretion whether any such vender is qualified. Any and all costs of any maintenance or repair of the HVAC system or the roof (including without limitation the cost of maintaining HVAC system preventative maintenance contracts and roof maintenance service contracts) shall be included in the Common Area Maintenance Costs payable by Tenant for the year in which such cost is incurred. Landlord may elect, in its sole discretion, to paint the exterior of the Building and/or to replace or perform capital improvements to any area or aspect of the Building which Landlord is required keep in good order, condition and repair. Subject to the provisions of PARAGRAPH 17.A(i) below, if Landlord decides, in its sole discretion, to replace the roof of the Building or make other capital improvements or replacements to the Building or its systems during the Term, then the cost of so replacing the roof or performing such replacement, together with interest at the Interest Rate, shall be amortized on a straight-line basis over the useful life of the roof or capital improvement or replacement (as determined by Landlord in its sole discretion) (the "USEFUL LIFE"), and the entire amount of such amortized costs and interest allocable to each month, multiplied by Tenant's Building Share, shall be included in the monthly Common Area Maintenance Costs payable by Tenant during the entire period over which such costs are amortized, until Tenant has paid to Landlord that proportion of the total amount of such amortized costs equal to (a) the number of months remaining during the Term as of the date such roof replacement was completed, divided by (b) the number of months of the Useful Life, multiplied by (c) Tenant's Building Share. For. the purposes of example only and not by way of limitation, if the Building's roof is replaced twenty-four (24) months before the end of the Term, at a cost of

Fifty Thousand Dollars ($50,000.00), and the Useful Life is one hundred twenty
(120) months, then (a) the cost of such replacement shall be amortized at the rate of Four Hundred Sixteen and 67/100ths Dollars ($416.67) per month, with interest at the Interest Rate, and (b) the amount to be included in the monthly Common Area Maintenance Costs payable solely by Tenant for the balance of the Term shall equal Two Hundred Ninety-One and 67/100ths Dollars ($291.67), with interest at the Interest Rate, until Tenant has paid to Landlord a total aggregate amount of Seven Thousand Dollars ($7,000.00), together with interest at the Interest Rate, towards such amortized costs (i.e., Fifty Thousand Dollars ($50,000.00) multiplied by [Twenty-Four (24) months divided by One Hundred Twenty (120) months]) multiplied by Tenant's Building Share. If Tenant exercises the Option to Extend, the total length of the Term (i.e., the initial Term and the Extended Term) shall be utilized to calculate the maximum amount of such amortized costs that shall be includable in the monthly Common Area Maintenance Costs payable solely by Tenant pursuant to this PARAGRAPH 17.A.

          It is the express intent of the parties that except as specifically set forth in this PARAGRAPH 17.A, Landlord shall have no obligation whatsoever to repair or maintain the Premises or the Building, and that Tenant shall be responsible for performing all repair, operation, and maintenance of the Premises except for those tasks specifically described in this PARAGRAPH 17.A. If Tenant gives Landlord written notice ("DEFECT NOTICE") that there is a defect or other problem with the Capital Improvements that may be covered by a warranty issued by Contractor (as defined in EXHIBIT B) or any subcontractor that performed any of the Capital Improvements, Landlord shall (i) assign to Tenant the benefit of those warranties (if any) held by Landlord that are applicable to the defects described in the Defect Notice, (ii) at no cost or expense to Landlord, take such actions as may be reasonably requested by Tenant to assist Tenant's efforts to enforce any such warranties.

     It is also, the express intent of the parties that if Landlord for any reason fails to complete all of the Capital Improvements before the Commencement Date, Landlord shall complete the construction of the Capital Improvements at its sole cost and expense, and shall have no right to include the cost of completing the Capital Improvements in Common Area Maintenance Costs or otherwise seek reimbursement from Tenant for the cost of completing the Capital Improvements.

               (i) The parties acknowledge and agree that as part of the Capital Improvements, Landlord will install a new roof on the Building, that the roof will be covered by one or more warranties (collectively, the "Roof Warranties"), and that the roof has an estimated useful life of ten (10) years. Notwithstanding anything to the contrary set forth above in this PARAGRAPH 17.A, if Landlord elects to replace the roof of the Building within ten (10) years from the date such roof was originally installed, and the cost of so replacing the roof exceeds any amounts covered or paid for under the Roof Warranties, then
(i) the amount of any such excess shall be collectively called the "Excess Roof Replacement Costs"; (ii) the cost of the initial roof installation (as reasonably determined by Landlord) shall be amortized on a straight-line basis,t over the ten (10) year useful life of such roof, determined as of the date the roof replacement commences, and the unamortized portion of such costs shall hereafter be called the "Unamortized Roof Costs"; and (iii) only those Excess Roof Replacement Costs that exceed the Unamortized Roof Costs (if any) shall be includable in Common Area Maintenance Costs in the manner set forth above in this PARAGRAPH 17.A.

          B. TENANT'S OBLIGATIONS. Tenant shall at all times and at its sole cost and expense clean, keep and maintain in good order, condition and repair (and replace, if necessary) every part of the Premises which is not within Landlord's obligation pursuant to PARAGRAPH 17.A. Tenant's repair and maintenance obligations shall include without limitation all plumbing and electrical facilities situated within the Premises, fixtures, interior walls and ceiling, floors, windows, window frames, doors, entrances, plate glass, showcases, skylights, all lighting fixtures, lamps, fans and any exhaust equipment and systems, all mechanical systems (but not the HVAC system), any automatic fire extinguisher equipment within the Premises, all security systems and alarms, all electrical motors and all other appliances and equipment of every kind and nature located in, upon or about the Premises. Tenant shall also be responsible for all pest control within the Premises.

          C. CONDITIONS APPLICABLE TO REPAIRS. All repairs, replacements and reconstruction made by or on behalf of Tenant or any person claiming through or under Tenant shall be made and performed (i) at Tenant's sole cost and expense, in a good and workmanlike manner and at such time and in such manner as Landlord may reasonably designate, (ii) by contractors approved


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

in advance by Landlord, (iii) so that the repairs, replacements or reconstruction shall be at least equal in quality, value and utility to the original work or installation, (iv) in accordance with such reasonable requirements as Landlord may impose with respect to insurance and bonds to be obtained by Tenant in connection with the proposed work (provided that Tenant shall not be required to post a bond if the total cost of any such repair, replacement or reconstruction work is equal to or less than Twenty-Five Thousand Dollars ($25,000.00)), and (v) in accordance with any rules and regulations for the Building as may be. adopted by Landlord from time to time and in accordance with all applicable laws and regulations of governmental authorities having jurisdiction over the Premises.

          D. LANDLORD'S RIGHTS. If Tenant fails to perform Tenant's obligations under PARAGRAPH 17.B, Landlord may in its sole discretion give Tenant notice of such work as is reasonably required to fulfill such obligations. If Tenant fails to commence the work within thirty (30) days after receipt of such notice and diligently prosecute the work to completion, then Landlord shall have the right (but not the obligation) to do such acts or expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant to Landlord promptly after demand with interest at the Interest Rate. Landlord shall have no liability to Tenant for any damage to, or interference with Tenant's use of, the Premises, or inconvenience to Tenant as a result of performing any such work.

          E. COMPLIANCE WITH GOVERNMENTAL REGULATIONS. Tenant shall, at its sole cost and expense, comply with, including the making by Tenant of any Alteration to the Premises, all present and future regulations, rules, laws, ordinances, and requirements of all governmental authorities (including, without limitation state, municipal, county and federal governments and their departments, bureaus, boards and officials) applicable to the Premises. Notwithstanding the foregoing or anything to the contrary contained in this Lease, Tenant shall not be responsible for compliance with any regulations, rules, laws, ordinances, or requirements of all governmental authorities where such compliance is not related specifically to Tenant's use and occupancy of the Premises. For example, if any governmental authority should require the Building or the Premises to be structurally strengthened against earthquake, or should require the removal of asbestos from the Premises and such measures are


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

imposed as a general requirement applicable to all tenants rather than as a condition to Tenant's specific use or occupancy of the Premises, such work shall be performed by and at the sole cost of Landlord, subject to contribution by Tenant to the extent included in Common Area Maintenance Costs.

     18.   LIENS.

          Tenant shall keep the Building and the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or on behalf of Tenant, and free from any liens arising out of any effort by Tenant to reduce or contest Impositions, or Tenant's exercise of its rights under Paragraph 39 below, and Tenant hereby agrees to indemnify, defend, protect and hold Landlord and Landlord's Agents harmless from and against any and all loss, claim, damage, liability, cost and expense, including attorneys' fees and costs, in connection with or arising out of any such lien or claim of lien. Tenant shall cause any such lien imposed to be released of record by payment or posting of a proper bond acceptable to Landlord within ten (10) days after written request by Landlord. Tenant shall give Landlord written notice of Tenant's intention to perform work on the Premises which might result in any claim of lien at least ten (10) days prior to the commencement of such work to enable Landlord to post and record a Notice of Nonresponsibility or any such other notice(s) as Landlord may deem appropriate. If Tenant fails to so remove any such lien within the prescribed ten 10-day period, then Landlord may do so at Tenant's expense and Tenant shall reimburse Landlord for such amounts upon demand. Such reimbursement shall include all costs incurred by Landlord including Landlord's reasonable attorneys' fees with interest thereon at the Interest Rate.

     19.  LANDLORD'S RIGHT TO ENTER THE PREMISES.

          Tenant shall permit Landlord and Landlord's Agents to enter the Premises at all reasonable times with reasonable notice, except for emergencies in which case no notice shall be required, to inspect the same, to post Notices of Nonresponsibility and similar notices, and real estate "For Sale" signs, to show the Premises to interested parties such as prospective lenders and purchasers, to make necessary repairs, to discharge Landlord's obligations under this Lease, to discharge Tenant's obligations under this Lease when Tenant has failed to do so within a reasonable time after written notice from


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

Landlord, and to place upon the Building ordinary "For Lease" signs and to show the Premises to prospective tenants (provided that so long as Tenant is not in default under any term or condition of this Lease after notice from Landlord and the expiration of any applicable cure period granted by this Lease, Landlord shall only be permitted to show the Premises to prospective tenants during the last twelve (12) months of the Term).

     20.  SIGNS.

          Subject to Tenant obtaining all necessary approvals from the City of Redwood City and subject to Landlord's review and approval of plans and specifications for any proposed signage, which approval may be withheld only in Landlord's commercially reasonable judgment, Tenant shall have the exclusive right to install identification signage with its name and logo near the north entry on the exterior of the Building in the location depicted on EXHIBIT B-1 so long as such signage complies with Landlord's project sign program. Tenant shall have no right to maintain any Tenant identification sign in any other location in, on or about the Building or the Premises and shall not display or erect any other Tenant identification sign, display or other advertising material that is visible from the exterior of the Building. Any changes to the size, design, color or other physical aspects of Tenant's identification sign(s) shall be subject to the Landlord's prior written approval, which shall not be unreasonably withheld, and any appropriate municipal or other governmental approvals. The cost of Tenant's sign(s) and their installation, maintenance and removal shall be Tenant's sole cost and expense. If Tenant fails to maintain its sign(s), or, if Tenant fails to remove its sign(s) upon termination of this Lease, Landlord may do so at Tenant's expense and the amounts expended by Landlord in doing so shall be immediately payable by Tenant to Landlord as Additional Rent.

     21.  INSURANCE.

                     A. Indemnification. Tenant shall indemnify, defend, protect and hold Landlord harmless of and from any and all loss, liens, liability, claims, causes of action, damage, injury, cost or expense arising out of or in connection with, or related to (i) the negligent making of Alterations, or (ii) injury to or death of persons or damage to property occurring or resulting directly or indirectly from: (A) the use or occupancy of, or the


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

conduct of business in, the Premises; (B) any other occurrence or condition in or on the Premises; and (C) acts or omissions of Tenant, its officers, directors, agents, employees, invitees or licensees in or about any portion of the Project. Tenant's indemnity obligation includes reasonable attorneys' fees and costs, investigation costs and all other reasonable costs and expenses incurred by Landlord. If Landlord reasonably disapproves the legal counsel proposed by Tenant for the defense of any claim indemnified against hereunder, Landlord shall have the right to appoint its own legal counsel, the reasonable fees, costs and expenses of which shall be included as part of Tenant's indemnify obligation hereunder. The indemnification contained in this PARAGRAPH 21.A shall extend to the officers, directors, shareholders, partners, employees, agents and representatives of Landlord. The obligations assumed by Tenant herein shall survive this Lease. Notwithstanding the foregoing, Landlord shall have the right, in its sole discretion, but without being required to do so, to defend, adjust, settle or compromise any claim, obligation, debt, demand, suit or judgment against Landlord arising out of or in connection with the matters covered by the foregoing indemnity and, in such event, Tenant shall reimburse Landlord for all reasonable charges and expenses incurred by Landlord in connection therewith, including reasonable attorneys' fees; provided, however, that Landlord shall not undertake any unilateral action or settlement so long as Tenant or an insurance company, at its or their sole expense, is contesting in good faith, diligently and with continuity such claim, action, obligation, demand or suit, and so long as such claim, action, obligation, demand or suit does not have or threaten to have a material adverse impact on Landlord's assets, reputation or business affairs.

          Notwithstanding anything to the contrary in this PARAGRAPH 21.A:

               (i) Tenant shall not be required to indemnify, defend or hold Landlord harmless from or against loss, liens, liability, claims, causes of action, damage, injury, cost or expense to the extent arising out of: (a) the breach by Landlord or Landlord's Agents of any covenant, representation or warranty under this Lease, or (b) any negligence or willful misconduct of Landlord or Landlord's Agents.

               (ii) Landlord shall indemnify, defend, protect and hold Tenant harmless of and from any and all loss, liens,


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

liability, claims, causes of action, damage, injury, cost or expense arising out of or in connection with, or related to the acts or omissions of Landlord or Landlord's Agents, except to the extent arising out of: (a) the breach by Tenant or Tenant's officers, directors, agents, employees, invitees, licensees or contractors of any covenant, representation or warranty under this Lease, or (b) any negligence or willful misconduct of Tenant or Tenant's officers, directors, agents, employees, invitees, licensees or contractors. Landlord's indemnification shall extend to the officers, directors, shareholders, partners, employees, agents and representatives of Tenant.

          B. TENANT'S INSURANCE. Tenant agrees to maintain in full force and effect at all times during the Term, at its sole cost and expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance issued by a responsible carrier or carriers acceptable to Landlord which afford the following coverages.

               (i) Commercial general liability insurance in an amount not less than Three Million Dollars ($3,000,000) combined single limit for both bodily injury and property damage, with a limit of not less than One Million Dollars ($1,000,000) per occurrence and not less than Two Million Dollars ($2,000,000) in excess liability coverage, which includes blanket contractual liability broad form property damage, personal injury, completed operations, and products liability, which policy shall name Landlord and Landlord's Agents as additional insureds and shall contain a provision that "the insurance provided Landlord hereunder shall be primary and non-contributing with any other insurance available to Landlord with respect to any damage, loss, liability or expense covered by Tenant's indemnity obligations under PARAGRAPH 21.A of the Lease."

               (ii) Causes of loss-special form property insurance (including, without limitation, vandalism, malicious mischief, inflation endorsement, and sprinkler leakage endorsement) on Tenant's Personal Property located on or in the Premises. Such insurance shall be in the full amount of the replacement cost, as the same may from time to time increase as a result of inflation or otherwise. As long as this Lease is in effect, the proceeds of such policy shall be used for the repair and replacement of such items so insured. Landlord shall have no interest in the insurance proceeds on Tenant's Personal Property. Notwithstanding the foregoing, Tenant shall have the right, at


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

its election, to self-insure with respect to any loss or damage to Tenant's Personal Property.

               (iii) Boiler and machinery insurance, including steam pipes, pressure pipes, condensation return pipes and other pressure vessels and HVAC equipment, including miscellaneous electrical apparatus, in an amount satisfactory to Landlord.

               (iv) Workers compensation insurance in the manner and to the extent required by applicable law and with limits of liability not less than the minimum required under applicable law, covering all employees of Tenant having any duties or responsibilities in or about the Premises.

Any policy required to be maintained by Tenant under this Lease may be maintained under a so-called "blanket policy" insuring other parties and/or other locations, so long as the amount of insurance and type of coverage required to be provided hereunder is not thereby diminished, changed or adversely affected.

          C. BUILDING INSURANCE. During the Term Landlord shall maintain causes of loss-special form property insurance (including inflation endorsement, sprinkler leakage endorsement, and, at Landlord's option, earthquake and flood coverage; provided, however, that Landlord shall not be entitled to pass through to Tenant the cost of earthquake insurance unless such insurance is obtained at commercially reasonable rates) on the Building, excluding coverage of all Tenant's Personal Property located on or in the Premises, but including the Tenant Improvements; such insurance shall be for the full replacement value of the Building, if such full replacement coverage is available from insurers, and at commercially reasonable rates, reasonably acceptable to Landlord. Such insurance shall also include insurance against loss of rents, including, at Landlord's option, coverage for earthquake and flood, in an amount equal to the Monthly Rent and Additional Rent, and any other sums payable under the Lease, for a period of at least twelve (12) months commencing on the date of loss. Such insurance shall name Landlord and Landlord's Agents as named insureds and include a lender's loss payable endorsement in favor of Landlord's lender (Form 438 BFU Endorsement). Tenant shall reimburse Landlord monthly, as Additional Rent, for Tenant's Building Share of one-twelfth (12th) of the annual cost of such insurance on the first day of each calendar month of the Term, prorated for any partial month, or on such other periodic basis as Landlord shall


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

elect. If the insurance premiums are increased after the Commencement Date for any reason, including without limitation due to an increase in the value of the Building or its replacement cost, Tenant shall pay Tenant's Building Share of such increase within ten (10) days of notice of such increase; provided, however, that if any increase in such insurance premiums is due to any action or failure to act of Tenant, including without limitation Tenant's use of the Premises or any improvements installed by Tenant at the Premises, Tenant shall pay the entire amount of such increase within ten (10) days of notice of such increase. Landlord may, in its sole discretion, maintain the insurance coverage described in this PARAGRAPH 21.C as part of an umbrella insurance policy covering other properties owned by Landlord.

          D. INCREASED COVERAGE. Upon demand, Tenant shall provide Landlord, at Tenant's expense, with such increased amount of existing insurance, and such other insurance as Landlord or Landlord's lender may reasonably require, consistent with prudent industry practice, to afford Landlord and Landlord's lender adequate protection.

          E. FAILURE TO MAINTAIN. If Tenant fails to maintain any insurance coverage that Tenant is required to maintain under this PARAGRAPH 21, and Landlord incurs any liability to its insurance carrier arising out of Tenant's failure to so maintain such insurance coverage, then any and all loss or damage Landlord shall sustain by reason thereof, including attorneys' fees and costs, shall be borne by Tenant and shall be immediately paid by Tenant upon its receipt of a bill therefor and evidence of such loss. Nothing contained in this PARAGRAPH 21.E shall be deemed to limit or affect any other remedies or rights available to Landlord under this Lease that arise from Tenant's failure to so maintain such insurance coverage.

          F. INSURANCE REQUIREMENTS. All insurance shall be in a form satisfactory to Landlord and shall be carried in companies that have a general policy holder's rating of not less than "A" and a financial rating of not less than Class "X" in the most current edition of BEST'S INSURANCE REPORTS; and shall provide that such policies shall not be subject to material alteration or cancellation except after at least thirty (30) days' prior written notice to Landlord. The policy or policies, or duly executed certificates for them, together with satisfactory evidence of payment of the premiums thereon shall be deposited


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

with Landlord prior to the Commencement Date, and upon renewal of such policies, not less than thirty (30) days prior to the expiration of the term of such coverage. If Tenant fails to procure and maintain the insurance it is required to maintain under this PARAGRAPH 21, Landlord may, but shall not be required to, order such insurance at Tenant's expense and Tenant shall reimburse Landlord therefor. Such reimbursement shall include all costs incurred by Landlord in obtaining such insurance including Landlord's reasonable attorneys' fees, with interest thereon at the Interest Rate.

          G. WAIVER AND RELEASE. Except to the extent due to the negligence or willful misconduct of Landlord, Landlord shall not be liable to Tenant or Tenant's employees, agents, contractors, licenses or invitees for, and Tenant waives as against and releases Landlord and Landlord's Agents from, all claims for loss or damage to any property or injury, illness or death of any person in, upon or about the Premises and/or any other portion of the Project, arising at any time and from any cause whatsoever (including without limitation any claim cause in whole or in part by the act, omission, or neglect of other tenants, contractors, licensees, invitees or other occupants of the Project or their agents or employees; and any claim arising from any construction activities taking place in, upon or about the Premises and/or any other portion of the Project). Landlord and Landlord's Agents shall not be liable for any latent defect in the Premises.

     22.  WAIVER OF SUBROGATION.

          Landlord and Tenant each hereby waive all rights of recovery against the other on account of loss or damage occasioned by such waiving party to its property or the property of others under its control, to the extent that such loss or damage would be covered by any causes of loss-special form policy of insurance or its equivalent required to be or actually carried under Paragraph
21. Tenant and Landlord shall, upon obtaining policies of insurance required hereunder, give notice to the insurance carrier that the foregoing mutual waiver of subrogation is contained in this Lease and Tenant and Landlord shall cause each insurance policy obtained by such party to provide that the insurance company waives all right of recovery by way of subrogation against either Landlord or Tenant in connection with any damage covered by such policy.


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     23.  DAMAGE OR DESTRUCTION.

          A. LANDLORD'S OBLIGATION TO REBUILD. If all or any part of the Premises or the Building is damaged or destroyed, Landlord shall promptly and diligently repair the same unless it has the right to terminate this Lease as provided herein and it elects to so terminate.

          B. RIGHT TO TERMINATE. Landlord shall have the right to terminate this Lease in the event any of the following events occur:

               (i) insurance proceeds from the insurance Landlord is required to carry pursuant to PARAGRAPH 21.C, or that Landlord actually carries, are not available to pay one hundred percent (100%) of the cost of such repair, excluding any applicable deductibles, for which Tenant shall be responsible; provided, however, that if Tenant pays to Landlord, in immediately available funds, within thirty (30) days after such casualty, any shortfall in such insurance proceeds, as reasonably determined by Landlord, then Landlord shall have no right to terminate the Lease pursuant to this item (i); provided further, that if insurance proceeds are not available to pay one hundred percent (100%) of the cost of such repair due solely to the fact that Landlord has failed to carry the insurance described in PARAGRAPH 21.C, then Landlord shall not have the right to terminate this Lease pursuant to this PARAGRAPH 23.B(i). Notwithstanding anything to the contrary set forth above, if (a) all or any part of the Premises or the Building is damaged or destroyed by a casualty event that is covered by the insurance Landlord is required to carry pursuant to PARAGRAPH 21.C, or that Landlord actually carries, (b) proceeds from such insurance are not available to pay one hundred percent (100%) of the cost of such repair, excluding any applicable deductibles, (c) Landlord terminates the Lease pursuant to its rights under this PARAGRAPH 23.B(i), (d) Landlord eventually receives proceeds from such insurance due to such casualty event, and (e) a subsequent tenant of the Premises that occupies the Premises prior to the tenth (10th) anniversary of the Commencement Date elects to utilize the Tenant Improvements, then Landlord shall pay to Tenant an amount equal to the present value of the lesser of (x) the cost savings enjoyed by Landlord during the originally-scheduled ten (10) year term of this Lease due to the use of the Tenant Improvement by such subsequent tenant (with the amount of such savings to be reasonably determined by Landlord), and (y) the unamortized


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

Tenant Improvement Costs (as defined in EXHIBIT B) for the initial Tenant Improvements, as of the date such subsequent tenant opens for business in the Premises, with the Tenant Improvement Costs being amortized on a straight-line basis over a period of ten (10) years, commencing on the Commencement Date and ending as of the date that is the mid-way point between the date this Lease is terminated and the date on which such subsequent tenant opens for business in the Premises;

               (ii) either the Premises or the Building cannot, with reasonable diligence, be fully repaired by Landlord within three hundred sixty
(360) days after the date of the damage or destruction; or

               (iii) either the Premises or the Building cannot be safely repaired because of the presence of hazardous factors, including, but not limited to, earthquake faults, radiation, Hazardous Materials and other similar dangers.

     If Landlord elects to terminate this Lease, Landlord may tie Tenant written notice of its election to terminate within thirty (30) days after such damage or destruction, and this Lease shall terminate fifteen (15) days after the date Tenant receives such notice and both Landlord and Tenant shall be released of all further liability under this Lease (except to the extent any provision of this Lease expressly survives termination). If Landlord elects not to terminate the Lease, subject to Tenant's termination right set forth below, Landlord shall promptly commence the process of obtaining necessary permits and approvals and repair of the Premises or Building as soon as practicable, and this Lease will continue in full force and affect. All insurance proceeds from insurance under PARAGRAPH 21, excluding proceeds for Tenant's Personal Property, shall be disbursed and paid to Landlord. Tenant shall be required to pay to Landlord an amount equal to that portion of any deductibles payable in connection with any insured casualties that is allocable to the Premises, unless the casualty was caused by the sole negligence or willful misconduct of Landlord.

          Tenant shall have the right to terminate this Lease if the Premises cannot, with reasonable diligence, be fully repaired within two hundred seventy
(270) days from the date of damage or destruction. The determination of the estimated repair periods in this PARAGRAPH 23 shall be made by an independent, licensed contractor or engineer within thirty (30) days after such damage


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

or destruction. Landlord shall deliver written notice of the repair period to Tenant after such determination has been made and Tenant shall exercise its right to terminate this Lease, if at all, within ten (10) days of receipt of such notice from Landlord. Upon such termination both Landlord and Tenant shall be released of all further liability under this Lease (except to the extent any provision of this Lease expressly survives termination).

          C. LIMITED OBLIGATION TO REPAIR. Landlord's obligation, should it elect or be obligated to repair or rebuild, shall be limited to the basic portion of the Building in which the Premises are situated and the Tenant Improvements, and shall not include any Alterations made by Tenant.

          D. ABATEMENT OF RENT. Rent shall be temporarily abated proportionately, during any period when, by reason of such damage or destruction, Tenant's use of the Premises is impaired. Such abatement of Rent shall be proportional to the extent of such impairment (with the extent of such impairment to be reasonably determined by Landlord), and shall commence upon such damage or destruction and end upon substantial completion by Landlord of the repair or reconstruction which Landlord is obligated or undertakes to perform. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, damage to Tenant's Personal Property or any inconvenience occasioned by such damage, repair or restoration. Tenant hereby waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code, and the provisions of any similar law hereinafter enacted.

          E. DAMAGE NEAR END OF TERM. Anything herein to the contrary notwithstanding, if the Premises is destroyed or materially damaged during the last twelve (12) months of the Term (unless Tenant has properly exercised the option to Extend), then either Landlord or Tenant may, at its option, cancel and terminate this Lease as of the date of the occurrence of such damage, by delivery of written notice to the other party and, in such event, upon such termination both Landlord and Tenant shall be released of all further liability under this Lease (except to the extent any provision of this Lease expressly survives termination). If neither Landlord nor Tenant elects to terminate this Lease, the repair of such damage shall be governed by PARAGRAPHS 23.A and 23.B.

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

      24.  CONDEMNATION.

          If title to all of the Premises is taken for any public or quasi-public use under any statute or by right of eminent domain, or so much thereof is so taken so that reconstruction of the Premises will not, in Landlord's sole discretion, result in the Premises being reasonably suitable for Tenant's continued occupancy for the uses and purposes permitted by this Lease, this Lease shall terminate as of the date that possession of the Premises or part thereof is taken, and upon such termination both Landlord and Tenant shall be released of all further liability under this Lease (except to the extent any provision of this Lease expressly survives termination). A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes of this PARAGRAPH 24.

          If any part of the Premises is taken and the remaining part is reasonably suitable for Tenant's continued occupancy for the purposes and uses permitted by this Lease, this Lease shall, as to the part so taken, terminate as of the date that possession of such part of the Premises is taken, and upon such termination both Landlord and Tenant shall be released of all further liability under this Lease with respect to that portion of the Premises that is taken (except to the extent any provision of this Lease expressly survives termination). The Rent and other sums payable hereunder shall be reduced in the same proportion that Tenant's use and occupancy of the Premises is reduced. If any portion of the Common Area is taken, Tenant's Rent shall be reduced only if such taking materially interferes with Tenant's use of the Common Area and then only to the extent that the fair market rental value of the Premises is diminished by such partial taking. If the parties disagree as to the amount of Rent reduction, the matter shall be resolved by arbitration and such arbitration shall comply with and be governed by the California Arbitration Act, Sections 1280 through 1294.2 of the California Code of Civil Procedure. Each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises.

          All compensation or damages awarded or paid for any taking hereunder shall belong to and be the property of Landlord, whether such compensation or damages are awarded or paid as

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

compensation for diminution in value of the leasehold, the fee or otherwise, except that Tenant shall be entitled to any award allowed to Tenant for the taking of Tenant's Personal Property, for the interruption of Tenant's business, for its moving costs, or for the loss of its good will, and for that portion of the unamortized cost of any tenant improvements to the Premises paid for by Tenant, including but not limited to the initial Tenant Improvements, that is allocable to the remainder of the Term as of the date of such taking. Except for the foregoing allocation, no award for any partial or entire taking of the Premises shall be apportioned between Landlord and Tenant, and Tenant assigns to Landlord its interest in the balance of any award which may be made for the taking or condemnation of the Premises, together with any and all rights of Tenant arising in or to the same or any part thereof.

     25.  ASSIGNMENT AND SUBLETTING.

          A. LANDLORD'S CONSENT. Subject to the provisions of PARAGRAPH 25.G below, Tenant shall not enter into a Sublet without Landlord's prior written consent, which consent shall not be unreasonably withheld. Any attempted or purported Sublet without Landlord's prior written consent shall be void and confer no rights upon any third person and, at Landlord's election, shall terminate this Lease. Each Subtenant shall agree in writing, for the benefit of Landlord, to assume, to be bound by, and to perform the terms, conditions and covenants of this Lease to be performed by Tenant, as such terms, conditions and covenants apply to the Sublet premises. Notwithstanding anything contained herein, Tenant shall not be released from liability for the performance of each term, condition and covenant of this Lease by reason of Landlord's consent to a Sublet unless Landlord specifically grants such release in writing.

          B. TENANT'S NOTICE. If Tenant desires at any time to Sublet all or any portion of the Premises, Tenant shall first notify Landlord in writing of its desire to do so.

          C. INFORMATION TO BE FURNISHED. If Tenant desires at any time to Sublet all or any portion of the Premises, then Tenant shall submit in writing to Landlord. (i) the name of the proposed Subtenant; (ii) the nature of the proposed Subtenant's business to be carried on in the Premises; (iii) the terms and provisions of the proposed Sublet and a copy of the proposed form of Sublet agreement containing a description of the subject

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

premises; and (iv) such financial information, including financial statements, as Landlord may reasonably request concerning the proposed Subtenant.

          D. LANDLORD'S ALTERNATIVES. At any rime Within ten (10) days after Landlord's receipt of the information specified in PARAGRAPH 25.C., Landlord may, by written notice to Tenant, elect. (i) to consent to the Sublet by Tenant; or (ii) to refuse its consent to the Sublet. If Landlord consents to the Sublet, Tenant may thereafter enter into a valid Sublet of the Premises or applicable portion thereof, upon the terms and conditions and with the proposed Subtenant set forth in the information furnished by Tenant to Landlord, subject, however, at Landlord's election, to the condition that fifty percent (50%) of any excess of the Subrent (the "Excess Subrent") over the Rent required to be paid by Tenant under this Lease (or, if only a portion of the Premises is Sublet, the pro rata share of the Rent attributable to the portion of the Premises being Sublet) less (v) reasonable attorneys' fees, (w) leasing commissions (which shall not include the cost of any trade fixtures, equipment or personal property, (x) that portion of the unamortized Tenant Improvement Costs (as defined in EXHIBIT B) for the initial Tenant Improvements allocable to the portion of the Premises being Sublet (for the purposes of this clause (x), the Tenant Improvement Costs shall be amortized over a period of ten (10) years, at a per annum interest rate equal to the reference rate, or succeeding similar index, announced from time to time by the Bank of America's main San Francisco office, plus one percent (1%), (y) the cost of any tenant improvements (other than the initial Tenant Improvements) paid for by Tenant and installed in the portion of the Premises being Sublet for the specific purpose of carrying out such Sublet, and (z) other reasonable subletting costs paid by Tenant on the Sublet, shall be paid to Landlord.

          E. PRORATION. If a portion of the Premises is Sublet, the pro rata share of the Rent attributable to such partial area of the Premises shall be determined by Landlord by dividing the Rent payable by Tenant hereunder by the total square footage of the Premises and multiplying the resulting quotient (the per square foot rent) by the number of square feet of the Premises which are Sublet.

          F. PARAMETERS OF LANDLORD'S CONSENT. Except as otherwise provided herein, Landlord shall have the right to base its consent to any Sublet hereunder upon such factors and

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considerations as Landlord reasonably deems relevant or material to the proposed Sublet and the best interests of the Project's operations. Without limiting the generality of the foregoing, Tenant acknowledges that it shall be reasonable for Landlord to withhold its consent to any Sublet hereunder if Tenant has not demonstrated that: (i) the proposed Subtenant is financially responsible, with sufficient net worth and net current assets, properly and successfully to operate its business in the Premises and meet the financial and other obligations of this Lease; (ii) the proposed Subtenant possesses sound and good business judgment, reputation and experience, and proven management skills in the operation of a business or businesses substantially similar to the uses permitted in the Premises under PARAGRAPH 11.A, and (iii) the use of the Premises proposed by such Subtenant conforms to the permitted uses specified under PARAGRAPH 11.A, and involves either no Hazardous Use or only such Hazardous Use as shall be acceptable to Landlord in its sole discretion.

          G. PERMITTED TRANSFERS. Notwithstanding the provisions of PARAGRAPH 25.A above, Tenant shall have the right to enter into a Sublet, and Landlord shall not withhold its consent thereto (provided that all of the conditions set forth in clauses (A), (B) and (C) below shall be met), if such Sublet is one of the following "Permitted Transfers". (i) a Sublet to the surviving entity of a merger or consolidation involving the corporate entity constituting the Tenant under this Lease; or (ii) a Sublet to any subsidiary or Affiliate of the Tenant originally named in this Lease. However, the foregoing Permitted Transfers shall be exempt from the requirement of Landlord's consent only if all of the following conditions shall be met. (A) there shall be no change in the use or operation of the Premises; (B) Tenant shall have provided to Landlord all information to allow Landlord to determine, and Landlord shall have determined, that the proposed transfer is a Permitted Transfer which is exempt from the requirement of Landlord's consent; and (C) as of the effective date of such Sublet, the proposed Subtenant has a net worth and net current assets equal to or greater than those of the original Tenant under this Lease as of the date of this Lease. No Sublet of the type described in this PARAGRAPH 25.G, nor any other transfer of all or any portion of Tenant's interest in the Lease or the Premises, shall release Tenant of its obligations under this Lease. In addition, any sale or transfer of the capital stock of Tenant shall be deemed a Permitted Transfer if (1) such sale or transfer occurs in connection with

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any bona fide financing or capitalization for the benefit of Tenant, or (2)
Tenant becomes a publicly traded corporation, or (3) such sale or transfer is made to any publicly traded corporation. Notwithstanding the provisions of PARAGRAPH 25.D, Landlord shall not be entitled to any Excess Subrent in connection with any Permitted Transfer.

          In addition, Tenant shall have the right to sublease to one or more subtenants one entire floor of the Premises with Landlord's prior written consent, which shall not be unreasonably withheld, and without payment of any Excess Subrent to Landlord as provided in PARAGRAPH 25.D in connection with such sublease, provided (w) there shall be no change in the use or operation of the Premises, (x) Tenant is not in default of its obligations hereunder, which default is continuing after notice and the expiration of any applicable grace period, at the time of entering into any such sublease, (y) Tenant is in possession of the remainder of the Premises and remains primarily liable for all of its obligations hereunder, and (z) no such sublease shall have a term that expires beyond the thirty-sixth (36th)month following the Commencement Date. Landlord acknowledges that the foregoing right is a material inducement for Tenant to enter into this Lease. Tenant acknowledges that this grammatical paragraph shall not apply to any assignment or attempted assignment of all or any portion of its interest in this Lease, nor to any sublease of all or any portion of the Premises by Tenant for a term that expires beyond the thirty-sixth (36th) month following the Commencement Date. The rights described in this grammatical paragraph are personal to the Tenant originally named in this Lease, and shall not be exercised by any assignee or successor of such Tenant.

     26.  DEFAULT.

          A. TENANT'S DEFAULT. A default under this Lease by Tenant shall exist if any of the following occurs.

               (i) If Tenant fails to pay, within five (5) days after written notice from Landlord, any Rent or any other sum required to be paid hereunder when due, including, without limitation, any Tenant Improvement Costs payable by Tenant under EXHIBIT B; or

               (ii) If Tenant fails to perform any term, covenant or condition of this Lease except those requiring the

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payment of money, and Tenant fails to cure such breach withint thirty (30)
days after written notice from Landlord where such breach could reasonably be cured within such 30-day period; provided, however, that where such failure could not reasonably be cured within the 30-day period, that Tenant shall not be in default if it commences such performance within the 30-day period and diligently thereafter prosecutes the same to completion; or

               (iii) If Tenant assigns its assets for the benefit of its creditors; or

               (iv) If the sequestration or attachment of or execution on any material part of Tenant's Personal Property essential to the conduct of Tenant's business occurs, and Tenant fails to obtain a return or release of such Tenant's Personal Property within thirty (30) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

               (v)   If Tenant abandons the Premises; or

               (vi) If a court makes or enters any decree or order other than under the bankruptcy laws of the United States adjudging Tenant to be insolvent; or approving as properly filed a petition seeking reorganization of Tenant; or directing the winding up or liquidation of Tenant and such decree or order shall have continued for a period of sixty (60) days.

               (vii) If, at any time that Landlord or its Affiliate is also the owner of the premises leased by Tenant under that certain Lease between Martin/Campus Associates No. 2, L.P. and Tenant dated February 5, 1997, as amended by that certain First Amendment to Lease dated December 3, 1997 (the "575-595 Broadway Lease"), Tenant is in default under the 575-595 Broadway Lease beyond any applicable notice and cure period.

          B. REMEDIES. Upon a default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or Otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative.

               (i) Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Rent when due. Without

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

limiting the foregoing, Landlord has the remedy set forth in Section 1951.4 of the California Civil Code.

               (ii) Landlord may terminate Tenant's right to possession of the Premises at any time by giving written notice to that effect, and relet the Premises or any part thereof. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker's commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining Term of this Lease. No act by Landlord other than giving written notice of termination to Tenant shall terminate this Lease. Neither acts of maintenance, nor efforts to relet the Premises, nor the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord has the right to remove all Tenant's Personal Property and store the same at Tenant's sole cost and expense and to recover from Tenant as damages.

                     (a) The worth at the time of award of the unpaid Rent and other sums due and payable which had been earned at the time of termination; plus

                     (b) The worth at the time of award of the amount by which the unpaid Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus

                     (c) The worth at the time of award of the amount by which the unpaid rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

                     (d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord. (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or

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

any portion thereof, including such acts for reletting to a new tenant or tenants; (iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to relet the Premises; plus

                     (e) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

          The "worth at the time of award" of the amounts referred to in PARAGRAPHS 26.B (ii) (a) and 26.B.(ii)(b) is computed by allowing interest at the Interest Rate on the unpaid rent and other sums due and payable from the termination date through the date of award. The "worth at the time of award" of the amount referred to in PARAGRAPH 26.B(ii)(c) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is. evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

               (iii) Landlord may, with or without terminating this Lease, re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No reentry or taking possession of the Premises by Landlord pursuant to this PARAGRAPH 26.B. (iii) shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant.

          C. LANDLORD'S DEFAULT. Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within thirty (30) days after receipt of written notice by Tenant to Landlord specifying the nature of such default; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such 30-day period and thereafter diligently prosecute the same to completion.

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     27.  SUBORDINATION.

          A. SUBORDINATION. This Lease is or may become subject and subordinate to underlying leases, mortgages, deeds of trust, easements, and CC&Rs (collectively, "ENCUMBRANCES") which may now or hereafter affect the Premises, and to all renewals, amendments, modifications, consolidations, replacements and extensions thereof; provided, however, if the holder or holders of any such Encumbrance (collectively, "HOLDER") shall require that this Lease be prior and superior thereto, within fifteen (15) days of written request of Landlord to Tenant, Tenant shall execute, have acknowledged and deliver any and all documents or instruments, in the form presented to Tenant, which Landlord or Holder deems reasonably necessary or desirable for such purposes. Subject to PARAGRAPH 27.C below, Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all Encumbrances which are now or may hereafter be executed covering the Premises or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided only, that in the event of termination of any such lease or upon the foreclosure of any such mortgage or deed of trust, so long as Tenant is not in default, Holder agrees to recognize Tenant's rights under this Lease as long as Tenant shall pay the Rent and observe and perform all the provisions of this Lease to be observed and performed by Tenant. Within fifteen (15) days after Landlord's written request, Tenant shall execute any and all documents reasonably required by Landlord or the Holder to make this Lease subordinate to any lien of the Encumbrance (including, without limitation, subordination to all CC&Rs), including without limitation a Subordination, Non-Disturbance and Attornment Agreement in the fore attached hereto as EXHIBIT E ("SNDA"). Subject to PARAGRAPH 27.C below, if Tenant fails to do so, such failure shall constitute a default under this Lease, and it shall be deemed that this Lease is subordinated to such Encumbrance.

          B. ATTORNMENT. Notwithstanding anything to the contrary set forth in this PARAGRAPH 27, Tenant hereby attorns and agrees to attorn to any entity purchasing or otherwise acquiring the Premises at any sale or other proceeding or pursuant to the exercise of any other rights, powers or remedies under such Encumbrance.

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          C.   NON-DISTURBANCE. Notwithstanding anything to the contrary in this Lease, if an Encumbrance, other than any CC&R's, is created after the execution of this Lease, as a condition to the subordination of this Lease thereto under PARAGRAPH 27.A above, Landlord shall obtain from the Holder of such Encumbrance, other than CC&R's, a SNDA in a commercially reasonable form or in a form reasonably acceptable to Tenant. Without in any way limiting the type or form of SNDA that may be required by such Holder, Tenant hereby agrees that a SNDA in the form attached to this Lease as EXHIBIT E shall be reasonable. Only upon Landlord's delivery of a SNDA in the form of EXHIBIT E or in a commercially reasonable form or in a form reasonably acceptable to Tenant, shall this Lease be automatically subject and subordinate to such Encumbrance, other than CC&R's. Within fifteen (15) business days after full execution of this Lease, Landlord shall use reasonable efforts to provide Tenant with a SNDA in the form attached to this Lease as EXHIBIT E from each Holder of any Encumbrance in effect as of the date of this Lease, confirming that the existence of the "automatic subordination" language contained in PARAGRAPH 27.A above shall not (without the occurrence of some other act or event that constitutes a default by Tenant under the Lease constitute a default by Tenant under this Lease). If Landlord fails to deliver the required SNDA(s) within the 15-day period, then, as Tenant's sole and exclusive remedy, Tenant shall have the right to terminate this Lease by giving Landlord a written notice of termination within five (5) business days after expiration of such 15-day period, upon which Landlord shall promptly return to Tenant any Rent paid in advance and the Security Deposit. If Tenant does not exercise such termination right within such 5-business day period, then Tenant shall have no further right to terminate this Lease pursuant to this PARAGRAPH 27.C and Tenant shall have no other rights or remedies with respect to Landlord's failure to deliver such SNDA(s).

     28.  NOTICES.

          Any notice or demand required or desired to be given under this Lease shall be in writing and shall be personally served or in lieu of personal service may be given by certified mail, facsimile, or overnight courier service. All notices or demands under this Lease shall be deemed given, received, made or communicated on the date personal delivery is effected; or, if sent by certified mail, on the delivery date or attempted delivery date shown on the return receipt; or, if sent by

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facsimile, on the date sent by the sender; or, if sent by overnight courier service, on the delivery date or attempted delivery date shown on such service's records. At the date of execution of this Lease, the addresses of Landlord and Tenant are as set forth in PARAGRAPH 1. After the Commencement Date, the address of Tenant shall be the address of the Premises. Either party may change its address by giving notice of same in accordance with this PARAGRAPH 28.

     29.  ATTORNEYS' FEES.

          If either party brings any action or legal proceeding for damages for an alleged breach of any provision of this Lease, to recover Rent, or other sums due, to terminate the tenancy of the Premises or to enforce, protect or establish any term, condition or covenant of this Lease or right of either party, the prevailing party shall be entitled to recover as a part of such action or proceedings, or in a separate action brought for that purpose, reasonable attorneys' fees and costs, including without limitation any and all costs and expenses arising from (i) collection efforts, (ii) any appellate proceedings, and (iii) any bankruptcy, insolvency or arbitration proceedings.

     30.  ESTOPPEL CERTIFICATES.

          A. TENANT ESTOPPEL. Tenant shall within fifteen (15) days following written request by Landlord.

               (i) Execute and deliver to Landlord any documents, including estoppel certificates, in the form prepared by Landlord (a) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the Rent and other charges are paid in advance, if any, and (b) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord, or, if there are uncured defaults on the part of the Landlord, stating the nature of such uncured defaults, (c) evidencing the status of the Lease as may be required either by a lender making a loan to Landlord to be secured by deed of trust or mortgage covering the Premises or a purchaser of the Premises from Landlord, and (d) such other matters as may be reasonably requested by Landlord. Tenant's failure to deliver an estoppel certificate within fifteen (15) days after delivery of Landlord's written request therefor shall be conclusive upon Tenant (a) that

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this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) that there are now no uncured defaults in Landlord's performance, and (c) that no Rent has been paid in advance. If Tenant fails to so deliver a requested estoppel certificate within the prescribed time it shall be conclusively presumed that this Lease is unmodified and in full force and effect except as represented by Landlord.

               (ii) Deliver to Landlord the current financial statements of Tenant, and financial statements of the two (2) years prior to the current financial statements year, with an opinion of a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied.

          B. LANDLORD ESTOPPEL. Landlord shall, within fifteen (15) days following written request by Tenant, execute and deliver to Tenant an estoppel certificate, in the form prepared by Tenant, (a) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the Rent and other charges are paid in advance, if any, and (b) acknowledging that there are not, to Landlord's knowledge, any uncured defaults on the part of Tenant, or, if there are uncured defaults on the part of the Tenant, stating the nature of such uncured defaults, and (c) such other matters as may be reasonably requested by Tenant. Landlord's failure to deliver an estoppel certificate within fifteen (15) days after delivery of Tenant's written request therefor shall be conclusive upon Landlord (a) that this Lease is in full force and effect, without modification except as may be represented by Tenant, (b) that there are now no uncured defaults in Tenant's performance, and (c) that no Rent has been paid in advance. If Landlord fails to so deliver a requested estoppel certificate within the prescribed time it shall be conclusively presumed that this Lease is unmodified and in full force and effect except as represented, by Tenant.

     31.  TRANSFER OF THE PREMISES BY LANDLORD.

          In the event of any conveyance of the Premises and assignment by Landlord of this Lease, Landlord shall be and is hereby entirely released from all liability under any and all of its covenants and obligations contained in or derived from this

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Lease occurring after the date of such conveyance and assignment, and Tenant agrees to attorn to such transferee provided such transferee assumes Landlord's obligations under this Lease.

     32.  LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS.

          If Tenant shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease, and such failure shall continue after the expiration of any applicable grace or cure periods provided in this Lease, Landlord may, but shall not be obligated to (and without waiving or releasing Tenant from any obligation of Tenant under this Lease), make such payment or perform such other act to the extent Landlord may deem desirable, and in connection therewith, pay expenses and employ counsel. All sums so paid by Landlord and all penalties, interest, expenses and costs in connection therewith shall be due and payable by Tenant on the next day after any such payment by Landlord, together with interest thereon at the Interest Rate from such date to the date of payment by Tenant to Landlord, plus collection costs and attorneys' fees. Landlord shall have the same rights and remedies for the nonpayment thereof as in the case of default in the payment of Rent.

     33.  TENANT'S REMEDY.

          Landlord shall never be personally liable under this Lease, and Tenant shall look solely to the net cash flow received by Landlord from its ownership of the Building, for recovery of any damages for breach of this Lease by Landlord or on any judgment in connection therewith. None of the persons or entities comprising or representing Landlord (whether partners, shareholders, officers, directors, trustees, employees, beneficiaries, agents or otherwise) shall ever be personally liable under this Lease or for any such damages or judgment, and Tenant shall have no right to effect any levy of execution against any assets of such persons or entities on account of any such liability or judgment. Any lien obtained by Tenant to enforce any such judgment, and any levy of execution thereon, shall be subject and subordinate to all Encumbrances as specified in PARAGRAPH 27 above.

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     34.  MORTGAGEE PROTECTION.

          If Landlord defaults under this Lease, Tenant shall give written notice of such default to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Premises, and offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

     35.  BROKERS.

          Landlord and Tenant acknowledge and agree that they have utilized the services of real estate brokers (with Cornish and Carey Commercial representing Tenant, and BT Commercial representing Landlord) with respect to the transactions between Landlord and Tenant that are represented by this Lease. Tenant warrants and represents that it has had no dealings with any other real estate broker or agent in connection with the negotiation of this Lease, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease.

     36.  ACCEPTANCE.

          This Lease shall only become effective and binding upon full execution hereof by Landlord and delivery of a signed copy to Tenant. This Lease shall not be recorded. Upon execution of this Lease, the parties shall execute and acknowledge a Memorandum of Lease in the fore attached hereto as EXHIBIT F, which may be recorded by either Landlord or Tenant at such party's sole expense. Upon the expiration or earlier termination of this Lease, Tenant shall upon Landlord's request execute and acknowledge any and all documents that in Landlord's discretion may be required in order to terminate the Memorandum of Lease or otherwise remove the lien of the Memorandum of Lease from the Building.

     37.  PARKING.

          Tenant shall have the non-exclusive right, in common with any other tenants or occupants of the Project, to use up to 3.33 unassigned parking spaces per each one thousand (1,000) square feet of Rentable Area in the Premises, upon terms and conditions, as may from time to time be reasonably established by

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Landlord. Should parking charges or surcharges of any kind be imposed on the parking facilities by a governmental agency, Tenant shall reimburse Landlord for such charges and/or surcharges or, if possible, shall pay such charges and/or surcharges directly to the governmental agency and, in such event, Tenant shall provide Landlord with proof that such charges and/or surcharges have been paid by Tenant.

     38.  GENERAL.

          A. CAPTIONS. The captions and headings used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

          B. EXECUTED COPY. Any fully executed copy of this Lease shall be deemed an original for all purposes.

          C. TIME. Time is of the essence for the performance of each term, condition and covenant of this Lease.

          D. SEPARABILITY. If one or more of the provisions contained herein, except for the payment of Rent, is for any reason held invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

          E. CHOICE OF LAW. This Lease shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

          F. GENDER; SINGULAR, PLURAL. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural.

          G. BINDING EFFECT. The covenants and agreement contained in this Lease shall be binding on the parties hereto and on their respective successors and assigns to the extent this Lease is assignable.

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          H.   WAIVER. The waiver by Landlord of any breach of any term,
condition or covenant, of this Lease shall not be deemed to be a waiver of such provision or any subsequent breach of the same or any other term, condition or covenant of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach at the time of acceptance of such payment. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing and signed by Landlord. The waiver by Tenant of any breach of any term, condition or covenant, of this Lease shall not be deemed to be a waiver of such provision or any subsequent breach of the same or any other term, condition or covenant of this Lease. No covenant, term or condition of this Lease shall be deemed to have been waived by Tenant unless such waiver is in writing and signed by Tenant.

          I. ENTIRE AGREEMENT. This Lease is the entire agreement between the parties, and there are no agreements or representations between the parties except as expressed herein. Except as otherwise provided herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

          J. AUTHORITY. If Tenant is a corporation or a partnership, each individual executing this Lease on behalf of said corporation or partnership, as the case may be, represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with its corporate bylaws, statement of partnership or certificate of limited partnership, as the case may be. Landlord, at its option, may require a copy of such written authorization to enter into this Lease.

          K. EXHIBITS. All exhibits, amendments, riders and addenda attached hereto are hereby incorporated herein and made a part hereof.

          L. LEASE SUMMARY. The Lease Summary attached to this Lease is intended to provide general information only. In the event of any inconsistency between the Lease Summary and the specific provisions of this Lease, the specific provisions of this Lease shall prevail.

     39.  EQUIPMENT LEASING/LANDLORD'S LIEN.

          Notwithstanding anything herein to the contrary, Landlord waives any and all rights, title and interest Landlord now has, or hereafter may have, whether statutory or otherwise, to Tenant's inventory, equipment, furnishings, trade fixtures, books and records, and personal property paid for by Tenant located at the Premises (singly and/or collectively, the "COLLATERAL"). Landlord acknowledges that Landlord has no lien, right, claim, interest or title in or to the Collateral. Landlord further agrees that Tenant shall have the right, at its discretion, to mortgage, pledge, hypothecate or grant a security interest in the Collateral as security for its obligations under any equipment lease or other financing arrangement related to the conduct of Tenant's business at the Premises. Landlord further agrees to execute and deliver within three (3) business days any UCC filing statement or other documentation required to be executed by Landlord in connection with any such lease or financing arrangement, including but not limited to a Landlord's Waiver and Consent form.

     40.  RIGHT OF EARLY ENTRY.

          Tenant shall have the right to enter the Premises prior to the commencement of the Term to take reasonable preparatory measures for its occupancy of the Premises including, without limitation, the installation of its trade fixtures, furnishings, and telephone, telecommunications and computer equipment, so long as Tenant does not materially interfere with the construction of the Improvements by Landlord and Landlord's contractor. Such entry shall be subject to all of the terms and conditions of this Lease, except that Tenant shall not be required to pay any Rent on account thereof. Tenant shall indemnify, defend, protect, and hold harmless Landlord from and against any and all losses, costs, damages, liability, claims and expenses arising from any such entry onto the Premises by Tenant.

          THIS LEASE is effective as of the date the last signatory necessary to execute the Lease shall have executed this Lease.

                          [SIGNATURES FOLLOW ON NEXT PAGE]

               TENANT:

               BROADVISION, INC.,
               a Delaware corporation

               By:
                  ----------------------------------------
               Its:
                   ---------------------------------------
               Date:
                    --------------------------------------

               By:
                  ----------------------------------------
               Its:
                   ---------------------------------------
               Date:
                    --------------------------------------


               LANDLORD:

               MARTIN/CAMPUS ASSOCIATES NO. 4, L.P.,
               a Delaware limited partnership

               By: Martin/Redwood Associates, L.P., a California limited partnership
                    Its General Partner

                    By:  TMG Redwood LLC,
                         a California limited liability company
                         Its General Partner

                         By:  The Martin Group
                              of Companies, Inc.
                              a California corporation
                              Its General Partner

                              By:
                                  ----------------------------------------
                              Its:
                                    --------------------------------------
                              Date:
                                     -------------------------------------


                              By:
                                  ----------------------------------------
                              Its:
                                    --------------------------------------
                              Date:
                                     -------------------------------------

                                    Exhibit A-1
                                     Floor Plan
                                     Of Premises

                                    Exhibit A-2
                                    Floor Plan
                                    of Premises

                                     EXHIBIT B

                              WORK LETTER AGREEMENT

          THIS WORK LETTER ("Agreement") is made and entered into by and between Landlord and Tenant as of the date of the Lease. This Agreement shall be deemed a part of the Lease to which it is attached. Capitalized terms which are used herein and defined in the Lease shall have the meanings given in the Lease.

     1.    GENERAL.

          1.1. CAPITAL IMPROVEMENTS. Prior to the Commencement Date, at Landlord's sole cost and expense, Landlord shall do the following (collectively, the "CAPITAL IMPROVEMENTS").

     - Remove all existing interior improvements in the Premises with the exception of two (2) existing elevators, but including all existing restrooms.

     -    Remove all existing HVAC equipment currently located on roof.

     - Remove all existing fire sprinkler improvements back to the fire riser except the main line which penetrates the steel beams. Landlord covenants that the fire riser shall be in working condition. Any repairs to the main line shall be a Tenant improvement Cost. tenant shall pay for fire monitoring equipment and connection costs.

     - Provide 150 tons of new HVAC equipment to be located on the roof of the Building. As part of the Capital Improvements, the supply and return ducting shall be run from the HVAC equipment onto each floor of the Premises. All other ducting, distribution, and controls shall be part of the Tenant Improvements.

     - Provide 2000 amp, 480 volt electrical service to the Building. The Capital Improvements will include a transformer to be located on a pad on the exterior of the Building with the PG&E pull section into the main electric room. All conduit, wiring devices and controls downstream of the main panel and any walls or ceiling needed for the electric room shall be part of the Tenant Improvements. Electrical conduit and wiring to the main HVAC equipment will be a Capital Improvement.

     - Remove the existing roof and replace it with a three-ply built-up roof with a mineral-surfaced cap sheet.

     - Perform any exterior ADA and exterior code-related work required by the City of Redwood City in connection with the initial construction of the Premises per the site plan as shown in EXHIBIT B-2 attached hereto.

     - Remove all interior friable and non-friable asbestos within the Building and basement areas (excluding transite panels on curtain wall of the Building).

     - Remove the security screen around the perimeter of the Building and change the existing vision glass as shown on EXHIBIT B-1. Repaint the exterior of the Building.

     - Provide two (2), four-inch (4") empty telephone conduits from an area on the street designated by the utility company to the electric room in the Building.

     - Modify the area adjacent to the Building in substantial conformity with the site plan as shown in EXHIBIT B-2.

     - On the north elevation of the Building, construct a new canopy at the Building's main entry and install slate on the existing sheer wall element as shown on the attached EXHIBIT B-1. Any and all Tenant signage shall be a part of the Tenant Improvements.

     - Any insulation required for Title 24 compliance shall be part of the Tenant Improvements.

     - Install one hydraulic passenger elevator 2,500 pound capacity (may be holeless or not holeless) in the approximate location as shown on the floor plans attached hereto as EXHIBIT A, in accordance with all applicable laws, including but not limited to the ADA (as defined in the Lease).

     - Landlord intends to abandon in place the electrical and mechanical equipment currently housed in the basement of the Building.

     - Tenant will be permitted to install a back-up generator on the exterior of the Building in a mutually agreed-upon location. All of the costs associated with the generator, including screening will be part of the Tenant Improvements.

     -    Leave the slab, walls and roof deck in good, clean condition.

Notwithstanding Landlord's agreement to construct the Capital Improvements at its sole cost, Landlord and Tenant agree to share equally the cost of any necessary filling in or leveling of the interior concrete floor deck provided that the cost thereof does not exceed Fifty Thousand and 00/100 Dollars ($50,000.00). If the cost does exceed Fifty Thousand and 00/100 Dollars ($50,000.00), Landlord shall pay such excess cost. Tenant shall pay its proportionate share of such costs within thirty (30) days after receipt of Landlord's statement therefor. Landlord shall exercise commercially reasonable judgment pursuant to industry building standards in determining the amount of leveling to be done in the Premises.

Except for its obligation to perform the Capital Improvements and the Tenant Improvements as set forth in this Lease and the Work Letter, Landlord shall have no obligation whatsoever to do any work or perform any improvements whatsoever to any portion of the Premises or the Building; provided, however, that the Tenant Improvements shall be performed at the sole cost and expense of Tenant. Landlord shall cause Contractor (as defined below) to perform all initial leasehold improvements, in accordance with the approved Final Plans and as otherwise may be required to comply with applicable law (collectively, the "TENANT IMPROVEMENTS"). The parties acknowledge and agree that the Capital Improvements and the Tenant Improvements constitute all of the work required to enable Tenant to occupy, and operate its business in, the Premises. If Landlord materially alters the current landscape, parking and lighting plans for the Project before the Commencement Date, then
Landlord shall consult with Tenant's regarding such modification, but Tenant shall have no approval rights regarding such modification. Landlord shall (i) cause, through Contractor, the Capital Improvements to be performed in a good and workmanlike manner using new materials and in accordance with all applicable legal requirements, and (ii) use its best efforts to cause, through Contractor, the Improvements to be performed in accordance with the schedule attached hereto as EXHIBIT B-3 the ("Schedule"); provided, however, that Landlord's obligation to use reasonable efforts to cause the Tenant Improvements to be performed in accordance with the Schedule shall be subject to and dependent upon Tenant's compliance with the Schedule and the terms of this Agreement and to Force Majeure Delays as defined in PARAGRAPH 4.B of the Lease. Landlord, at its sole cost, shall obtain all premises, licenses and authorizations required in connection with the Capital Improvements. All Landlord design work for the shell condition shall be designed and submitted to the City of Redwood City for permit prior to Tenant submitting its plans for the Tenant Improvements to the City for permit.

          1.2. TENANT IMPROVEMENT COSTS. The cost of performing the Tenant Improvements, including without limitation the costs described in PARAGRAPH 6 below (collectively, the "TENANT'S IMPROVEMENT COSTS") shall be paid by Tenant in the manner set forth in PARAGRAPH 5 below.

     2.   APPROVAL OF PLANS FOR TENANT IMPROVEMENTS.

          2.1.    ARCHITECT. Tenant has selected HPC Architecture
("ARCHITECT") for the design and preparation of plans for the Tenant Improvements. Tenant shall retain Architect's administrative services throughout the performance of the Tenant Improvements.

          2.2.    SUBMITTAL OF PLANS.

                  2.2.1. PRELIMINARY Plans. Tenant shall cause Architect to prepare preliminary plans (the "PRELIMINARY PLANS") for the Tenant Improvements to be performed at the Premises. Tenant shall cause Architect to deliver the Preliminary Plans to Landlord in accordance with the Schedule attached as EXHIBIT B-3.

Within five (5) days after Landlord's receipt of the Preliminary Plans, Landlord shall either approve or disapprove the Preliminary Plans, which approval shall not be unreasonably withheld. Failure of Landlord to approve or disapprove the Preliminary Plans within such five-day period shall be deemed to constitute Landlord's approval of the Preliminary Plans. If Landlord disapproves the Preliminary Plans, then Landlord shall state in reasonable detail the changes which Landlord requires to be made thereto. Tenant shall submit to Landlord revised Preliminary Plans within five (5) days after Tenant's receipt of Landlord's disapproval notice. Following Landlord's receipt of the revised Preliminary Plans from Tenant, Landlord shall have the right to review and approve the revised Preliminary Plans pursuant to this PARAGRAPH 2.2.1. Landlord shall give Tenant written notice of its approval or disapproval of the revised Preliminary Plans within five
(5) days after the date of Landlord's receipt thereof. Failure of Landlord to approve or disapprove the Preliminary Plans within such five-day period shall be deemed to constitute Landlord's approval of the revised Preliminary Plans. If Landlord disapproves the revised Preliminary Plans, then Landlord and Tenant shall continue to follow the procedures set forth in this PARAGRAPH
2.2.1 until Landlord and Tenant approve the Preliminary Plans in accordance with this PARAGRAPH 2.2.1.

                  2.2.2. PRELIMINARY BUDGET. Landlord intends to retain Devcon Construction ("CONTRACTOR") as the general contractor for the construction of the Tenant Improvements, Air Systems for the mechanical design-build work and Frank Electric for the electrical design-build work. Within the time period provided in the Schedule attached as EXHIBIT B-3, Contractor shall prepare a preliminary budget for the Tenant Improvements based upon the approved Preliminary Plans, which Contractor shall submit to Tenant for its review and approval. Within the time period provided in the Schedule attached as EXHIBIT B-3, Tenant and Landlord shall review and approve or disapprove the Preliminary Plans and the preliminary budget.

                  2.2.3 FINAL PLANS. Within the time period provided in the Schedule attached as EXHIBIT B-3, Tenant shall cause Architect to commence preparing complete plans, specifications and working drawings which incorporate and are consistent with the approved Preliminary Plans and preliminary budget, and which show in detail the intended design, construction and finishing of all portions of the Tenant

Improvements described in the Preliminary Plans (collectively, the "FINAL PLANS"). Tenant shall cause Architect to deliver the Final Plans to Landlord, for Landlord's review and approval within the time period provided in the Schedule attached as EXHIBIT B-3. Within five (5) days after Landlord's receipt of the Final Plans, Landlord shall either approve or disapprove the Final Plans, which approval shall not be unreasonably withheld. Landlord's failure to approve or disapprove the Final Plans within such five-day period shall be deemed to constitute Landlord's approval of the Final Plans. If Landlord disapproves the Final Plans, then Landlord shall state in reasonable detail the changes which Landlord requires to be made thereto. Tenant shall submit to Landlord revised Final Plans within five (5) days after Tenant's receipt of Landlord's disapproval notice. Following Landlord's receipt of the revised Final Plans from Tenant, Landlord shall have the right to review and approve the revised Final Plans pursuant to this PARAGRAPH 2.2.3. Landlord shall give Tenant written notice of its approval or disapproval of the revised Final Plans within five (5) days after the date of Landlord's receipt thereof. Landlord's failure to approve or disapprove the Final Plans within such five-day period shall be deemed to constitute Landlord's approval of the revised Final Plans. If Landlord disapproves the revised Final Plans, then Landlord and Tenant shall continue to follow the procedures set forth in this PARAGRAPH 2.2.3 until Landlord and Tenant reasonably approve such Final Plans in accordance with this PARAGRAPH 2.2.3.

     3. CONSTRUCTION BUDGET. Upon approval by Landlord and Tenant of the Final Plans, Landlord shall instruct Contractor to obtain competitive bids for the Tenant Improvements from at least three (3) qualified subcontractors for each of the major subtrades (excluding the mechanical, electrical and fire sprinkler trades, which shall be on a design/build basis, unless Landlord elects to competitively bid these trades) and to submit the same to Tenant for its review and approval. Upon selection of the subcontractors and approval of the bids, Contractor shall prepare a cost estimate for the Tenant Improvements described in such Final Plans, based upon the bids submitted by the subcontractors selected. Within the time period provided in the Schedule attached as EXHIBIT B-3, Contractor shall submit such cost estimate to Tenant for its review and approval. Tenant may approve or reject such cost estimate in its reasonable sole discretion. If Tenant rejects such cost estimate, Tenant shall resolicit bids based on such Final Plans, in accordance with the procedures specified above. Following any resolicitation of bids by Tenant pursuant to this PARAGRAPH 3, Tenant shall again follow the procedures set forth in this PARAGRAPH 3 with respect to the submission and reasonable approval of the cost estimate from Contractor; provided, however, that Tenant shall only be permitted to resolicit bids once following Tenant's rejection of the cost estimate and Tenant shall select from the bids received in the second solicitation of bids.

     4. LANDLORD TO CONSTRUCT. Landlord shall cause Contractor to construct the Tenant Improvements in a good and workmanlike manner, in accordance with the approved Final Plans and in compliance with all applicable laws. Architect shall be responsible for obtaining all necessary building permits and approvals and other authorizations from governmental agencies required in connection with the Tenant Improvements. The cost of all such permits and approvals, including inspection and other building fees required to obtain the permits for the Tenant Improvements, shall be included as part of the Tenant Improvement Costs. Tenant shall have the benefit of any warranties provided by Contractor, the subcontractors and suppliers in connection with the Tenant Improvements.

     5. PAYMENT FOR TENANT IMPROVEMENTS. The Tenant Improvement Costs shall be paid solely by Tenant as follows.

          5.1. TENANT IMPROVEMENT ALLOWANCE. Landlord shall provide funds, to be used for the payment of Tenant Improvement Costs, in an amount not to exceed Ten and 00/100 Dollars per square foot of Rentable Area (the "Tenant Improvement Allowance"). Tenant shall pay all of the Tenant Improvement Costs in excess of the Tenant Improvement Allowance (the "Excess Costs") in accordance with PARAGRAPH 5.2.

          5.2. SET-ASIDE FUNDS. Within five (5) days after Tenant has approved the cost estimate for the Tenant Improvements pursuant to PARAGRAPH 3 above, Tenant shall deposit into a separate account with any financial institution designated by Landlord, subject to restrictions in favor of such financial institution, an amount (the "SET-ASIDE FUNDS") equal to the Excess Costs, based on the assumption that the cost of the Tenant Improvements shall equal the Tenant Improvement Allowance and the Excess Cost estimate. Landlord shall instruct such financial institution to hold the Set-Aside Funds in a separate interest-bearing account with interest to accrue for Tenant's account, and shall utilize the Set-Aside Funds to pay for the Tenant Improvement Costs in the manner set forth in this PARAGRAPH 5.

          5.3. PAYMENT. As and when any Excess Costs become due and payable, and so long as Landlord has delivered to Tenant copies of unconditional lien releases from Contractor and the major subcontractors covering the work for which such Tenant Improvement Costs are payable, Landlord shall request such financial institution to utilize the remaining Set-Aside Funds to pay any amount of Excess Costs; provided, however, that if at any time there are insufficient Set-Aside Funds to pay any amount of the Excess Costs, Tenant shall pay any and all such Excess Costs to Landlord within ten (10) days after the date of Tenant's receipt of Landlord's written request therefor; and provided further, that Landlord shall use reasonable efforts to provide for commercially reasonable holdbacks, with respect to the payment of the Tenant Improvement Costs. Any failure by Tenant to pay any Excess Costs as and when required under this Agreement shall constitute a default by Tenant under the Lease.

          5.4. PENALTIES. To the extent that any contractor or subcontractor working on the Tenant Improvements imposes upon Landlord any penalty or late charge due to Tenant's failure to pay to Landlord any amount due under this PARAGRAPH 5.4 as and when such amount is due, Tenant shall be solely responsible for paying such penalty or late charge.

     6. TENANT IMPROVEMENT COSTS. The Tenant Improvement Costs shall include all reasonable costs incurred in connection with the Tenant Improvements (but not the Capital Improvements), as determined by Landlord in its reasonable discretion, including the following:

          (a) All costs of space plans and other architectural and engineering plans and specifications for the Tenant Improvements, including engineering costs associated with completion of the State of California energy utilization calculations under Title 24 legislation required in connection with the Tenant Improvements and the base Building mechanical;

          (b) All costs of obtaining building permits and other necessary authorizations from the City of Redwood City;

          (c) All costs of interior design and finish schedule plans and specifications, including as-built drawings by Architect;

          (d) All direct and indirect costs of procuring, constructing and installing the Tenant Improvements in the Premises, including, but not limited to, the construction fee of four and one-half percent (4 1/2%) payable to the Contractor for overhead and profit, and the cost of all on-site supervisory and administrative staff, office, equipment and temporary services rendered by Contractor in connection with construction of the Tenant Improvements;

          (e) All fees payable to Architect and Landlord's engineering firm if they are required by Tenant to redesign any portion of the Tenant Improvements following Tenant's approval of the Final Plans;

          (f) Sewer connection fees (if any);

          (g) All direct and indirect construction costs associated with complying with Title 24 legislation and ADA compliance for all interior improvements;

          (h) All direct and indirect construction costs associated with complying with Title 24 legislation and ADA compliance resulting from changes to the exits from the Building; and

          (i) A construction management fee payable to Landlord equal to Forty Thousand and 00/100 Dollars ($40,000.00).

In no event shall the Tenant Improvement Costs include any costs of procuring, constructing or installing in the Premises any of Tenant's Personal Property, trade fixtures, equipment, inventory, computer network, communications system, promotional materials, signage or related expenses.

     7. CHANGE REQUESTS. No revisions to the approved Final Plans shall be made by either Landlord or Tenant unless approved in writing by both parties. Landlord agrees to make all changes (i) required by any public agency to conform with governmental regulations, or (ii) requested in writing by Tenant and approved in writing by Landlord, which approval shall not be unreasonably withheld. Any costs related to such changes shall be added to the Tenant Improvement Costs and shall be paid for in accordance with PARAGRAPH 5. The billing for such additional costs shall be accompanied by evidence of the amounts billed as is customarily used in the business. Costs related to changes shall include, without limitation, any architectural, structural engineering, or design fees, and the Contractor's price for effecting the change. Any change order which may extend the date of substantial completion of the Tenant Improvements may be disapproved by Landlord unless Tenant agrees that for all purposes under this Lease, the Tenant Improvements shall be deemed to have been substantially completed on that date on which such Tenant Improvements would have been substantially completed without giving effect to the change order in question.

                          [SIGNATURES FOLLOW ON NEXT PAGE]

Exhibit B-1

                              Midpoint Technology Park
                             405 Broadway, Redwood City

    [IMAGE]


                            A project of THE MARTIN GROUP

EXHIBIT B-2

                       Site Plan
                              MidPoint Technology Park
                                    405 Broadway

   [IMAGE]

                         Exhibit C

                         MidPoint Technology Park
                         Master Plan

                         [IMAGE]

                         EXHIBIT D

                COMMENCEMENT DATE MOMENTUM

LANDLORD:                  Martin/Campus Associates No. 4, L.P.

TENANT:                    Broadvision, Inc.

LEASE DATE:                January     , 1999

PREMISES:                  405 Broadway, Redwood City, California

Pursuant to PARAGRAPH 4.A. of the above referenced Lease, the commencement date is hereby established for 405 Broadway, Redwood City, CA 94063. The Commencement Date as defined in PARAGRAPH 4.A shall be ______________________, 1999.

                              TENANT:

                              BROADVISION, INC.,
                              a Delaware corporation

                              By:
                                 --------------------------
                              Its:
                                  -------------------------
                              Date:
                                   ------------------------

                              By:
                                 --------------------------
                              Its:
                                  -------------------------
                              Date:
                                   ------------------------


                              [SIGNATURES FOLLOW ON NEXT PAGE]

                              LANDLORD:

                              MARTIN/CAMPUS ASSOCIATES NO. 4, L.P.,
                              a Delaware limited partnership

                              By: Martin/Redwood Associates, L.P., a California limited partnership
                                   Its General Partner

                                   By. TMG Redwood LLC,
                                      a California limited liability company
                                        Its General Partner

                                       By. The Mart: in Group
                                           of Companies, Inc.
                                           a California corporation
                                           Its General Partner

                                       By:
                                          ---------------------------
                                       Its:
                                           --------------------------
                                       Date:
                                            -------------------------

                                       By:
                                          ---------------------------
                                       Its:
                                           --------------------------
                                       Date:
                                            -------------------------

                                     Exhibit E

     RECORDING REQUESTED BY
     AND WHEN RECORDED MAIL TO:

     Fremont Investment & Loan
     175 N. Riverview Drive
     Anaheim, California 92808
     Attention: Commercial Real Estate
     Loan No.: 950113100


-------------------------------------------------------------------------------
                      NONDISTURBANCE AND ATTORNMENT AGREEMENT


     THIS NONDISTURBANCE AND ATTORNMENT AGREEMENT (the "Agreement") is made as of by and among MARTIN/CAMPUS ASSOCIATES NO. 4, L.P., a Delaware limited partnership (Landlord whose address is 100 Bush Street, 25th Floor, San Francisco, California 94104 whose address is and FREMONT INVESTMENT & LOAN, a California
Industrial loan association ("Lender"), whose address is 175 N. Riverview Drive, Anaheim, California 92808, Attn: Commercial Real Estate Department, Loan No. 950113100, with respect to the following Recitals:

                                  RECITALS

     A. Landlord is the owner of the real property described on EXHIBIT A attached hereto, together with the improvements now or hereafter located thereon (collectively, the "Project").

     B. Landlord and Lender are the parties to that certain Loan and Security Agreement of even date herewith (the "Loan Agreement"), pursuant to the terms of which Lender has agreed to make a loan of up to Sixteen Million Five Hundred Thousand Dollars ($16,500,000) (the "Loan") to Landlord. The Loan is evidenced by that certain Secured Promissory Note of even date herewith, in the original principal amount of the Loan, executed by Landlord in favor of Lender (the "Note"). The Note is secured, INTER ALIA by that certain Deed of Trust and Fixture Filing of even date herewith executed by Landlord, as trustor, to the trustee named therein, in favor of Lender, as beneficiary (the "Deed of Trust") encumbering the Project, recorded concurrently herewith in the Official Records of San Mated County, California

(the "Official Records"), and by that certain Assignment of Rents and Leases of even date herewith executed by Landlord in favor of Lender (the "Assignment of Rents") encumbering the Project, recorded concurrently herewith in the Official Records. The Loan Agreement, the Note, the Deed of Trust, the Assignment of Rents and all other documents securing, or executed in connection with the Loan, together with all renewals, substitutions, extensions, modifications or replacements thereof, are collectively referred to herein as the "Loan Documents."

          C. Tenant and Landlord are the current parties to that certain lease dated between Tenant and between Tenant and Martin/Campus (as amended, the "Lease"), pursuant to which Landlord is leasing to Tenant a portion of the Project more particularly described in the Lease (the Leased Premises").

          NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.   LOAN DISBURSEMENTS.

     Tenant agrees and acknowledges that in making disbursements of the Loan, Lender is under no obligation or duty, nor has Lender represented that it will, see to the application of the Loan proceeds by the person or persons to whom Lender disburses the Loan proceeds, and any application or use of the Loan proceeds for purposes other than those provided for in the Loan Documents shall not defeat in whole or In part the agreements set forth herein.

     2.   NONDISTURBANCE AND ATTORNMENT.

     If the interest of Landlord under the Lease is transferred by reason of any foreclosure of the Deed of Trust or by deed in lieu or in aid thereof Purchaser (as hereinafter defined) shall be bound to Tenant, and Tenant shall be bound to Purchaser, under all or the terms, covenant and conditions or the Lease (except as provided in SECTION 5 hereof) for the balance of the term thereof, with the same force and effect as if Purchaser were the original landlord under the Lease, Tenant does hereby attorn to Purchase as the landlord under the Lease, which attornment shall be effective and self-operate (notwithstanding whether Tenant is then in default under the Lease) without the execution of any further instruments upon Purchaser's succeeding to the interest of the landlord under the Lease; provided, however, that nothing set forth herein shall (i) give or be construed to have given Tenant the right to asset that the foregoing nondisturbance and attornment agreements are not effective in the event Tenant is in default under the Lease, whether or not any applicable notice and cure periods specifically provided far under the Lease with respect to Tenant's default have expired, and/or (ii) waive or be deemed a waiver by Purchaser of its rights under the Lease upon Tenant's defaults thereunder beyond any applicable notice and cure periods, regardless of when such default occurred. Without limiting the generality of this SECTION 2, within fifteen (15) calendar days after the request of Landlord, Lender or any Purchaser, Tenant shall execute and deliver such documents as are reasonably requested by such party to reflect such attornment. Within twenty (20) calendar days after the request of any Purchaser or Tenant, such parties shall enter into a new lease of the Leased Premises for the balance of the then remaining term of the Lease and upon the same terms and conditions as are then contained in the Lease. As used herein, "Purchaser" shall mean a transferee (including, without, limitation, Lender and its affiliates and subsidiaries) which acquires the Interest of Landlord in the Leased Premises through a foreclosure of the Deed of Trust or a deed In lieu or in aid thereof, and its successors and assigns.

     3.   TENANT AGREEMENTS.

     TENANT AGREES THAT:

     A. Pursuant to SECTION 34 of the Lease, Tenant shall send a copy of any notice of a default by Landlord under the Lease to Lender at the same time such notice is sent to Landlord; and

     B. without Lender's prior written consent, Tenant shall not (i) pay any rent (however denominated) or other charges under the Lease more than one (1) month in advance or (ii) cancel, terminate or surrender the Lease, except at the normal expiration of the Lease term or as expressly provided in the Lease or pursuant to applicable law. Any amendment or modification to the Lease entered into without Lender's prior written consent to the extent such consent is required under the Loan Document shall not be binding upon Lender or any Purchaser; and

     C. Upon the occurrence of any event of default by Landlord under the Loan Documents and the expiration of any applicable cure periods expressly provided For under the Loan Documents, Lender, at all times, independent of Landlord, shall have the standing and right to enforce, by injunction or otherwise, all or any provisions in the Lease as though
Lender originally was a party thereto.

     4.   ASSIGNMENT OF RENTS.

     Tenant agrees to recognize the assignment from Landlord to Lender of the Lease and the amounts payable thereunder pursuant to the Assignment of Rents and, in the event of any default by Landlord under the Loan Documents and the expiration of any applicable cure period expressly set forth therein, Tenant shall pay to Lender, as such assignee, the rents and other amounts which are or become due under the Lease from and after the date on which Lender gives Tenant notice that such rent and other amounts are to be paid to Lender pursuant to the Assignment or Rents. In complying with the Provisions of this SECTION 4. Tenant shall be entitled to rely solely upon the notices given by Lender pursuant to the Assignment of Rent and Landlord hereby indemnifies and agrees to defend and hold Tenant, harmless from and against any and all expenses, loss, claims, damage or liability arising out of Tenants compliance with such notice or performance of the obligations under the Lease by the Tenant made in good faith in reliance on and pursuant to such notice, Tenant shall be entitled to full credit under the Lease for any rents paid to Lender in accordance with the provisions hereof. Any dispute between Lender (or any other Purchaser) and Landlord as to the existence or nature of a default by Landlord under the terms or the Loan Documents or with respect to the foreclosure of the Deed of Trust, shall be dealt with and adjusted solely between Lender (or such other Purchaser) and Landlord, and Tenant shall be made a party thereto (unless joinder is required by law).

     5.   LENDER'S OBLIGATIONS.

          Nothing in this Agreement and no action taken by Lender to enforce any provision in the Lease shall be deemed or construed to constitute an agreement by Lender to perform or assume any covenant of Landlord as landlord under the Lease unless and until Lender obtains title to the Leased Premises by foreclosure of the Deed of Trust or a deed in lieu or in aid thereof. Without limiting any of Tenant's rights against Landlord under the Lease, in the event Lender acquires title to the Leased Premises, Lender shall:

     A. be liable only for any damages or other relief attributable to any act or omission during Lender's period of ownership of the Leased Premises, regardless of whether such act or omissions commenced prior to such period or ownership. For example, if the Lease provides that the failure of the Landlord to repair a hole in the roof occurred 60 days prior to Lender's acquisition of title and was not repaired for another 30 days thereafter, Tenant would only be entitled to offset against its rental obligations owed to Lender 30 days rental and would retain a claim against Landlord for 60 days rental;

     B. only be responsible for representations, warranties and covenants of Landlord the extent that such representations, warranties and covenants apply to the Project and relate to the operation of the Project during Lender's period of ownership of the Leased Premises;

     C.   be liable only for any security deposit actually delivered to Lender;
and

     D. have its obligations and liabilities limited to the then interest, if any, of Lender in the Project, without consideration of any mortgage liens placed on the Project by Lender. Tenant's shall look exclusively to such interest of Lender, if any, in the Project (including any insurance proceeds thereof and the proceeds of the sale thereof) the payment and discharge of any obligations imposed upon Lender hereunder or under the Lease and Tenant releases Lender from any ether liability hereunder and under the Lease.

Nothing contained In this Section shall be deemed to limit or affect Tenant's claims against Landlord for any breaches of the Landlord's obligations under the Lease, or for any breaches of Landlord's representations, warranties and covenants under the Lease, or for return of any security deposit under the Lease, and no transfer of the Project to Lender shall release Landlord from any of its Lease obligations, notwithstanding anything to the contrary in the Lease.

     6.   ESTOPPEL CERTIFICATE.

     Pursuant to SECTION 30 of the Lease, Tenant agrees, from time to time, within fifteen (15) days after Lender's request, to execute and deliver to Lender or Lenders designee, any estoppel certificate reasonably requested by Lender, stating that the Lease is in full force and effect, to date to which rent has been paid, that Landlord is not in default under the Lease (or specifying in detail the nature at Landlord's default), and such other matters relating to the Lease as may be reasonably requested by Lender,

     7.   NO MERGER.

     The parties agree that, without Lenders prior written torment, Landlord's estate in and to the Project and the leasehold estate created by the Lease shall not merge but shall remain separated and distinct, notwithstanding the union of such estates in Landlord, Tenant or any third party by purchase, assignment or otherwise.

     8.   ENTIRE AGREEMENT.

     This Agreement shall be the whole and only agreement with regard to the matters set forth herein and shall supersede and cancel any prior agreements with respect thereto, including, without limitation, any provisions contained in the Lease relating thereto.

     9.   COUNTERPARTS.

     This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. Signature and acknowledgment pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document, which may be recorded.

     10.  MODIFICATIONS, SUCCESSORS AND ASSIGNS.

     This Agreement may only be modified in writing signed by all of the parties hereto or their respective successors in interest. This Agreement, Including without limitation, the provisions of SECTION 5, shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

     11.  ATTORNEYS' FEES.

     If any lawsuit or other proceeding Is commenced which arises out of, or which relates to this Agreement, including any alleged tort, action, the prevailing party shall be entitled to recover from each other party such sums as the court or other party presiding over such action or proceeding may adjudge to be reasonable attorneys' fees and cost in the action or proceeding, In addition to cost and expenses otherwise allowed by law. Any such attorneys' fees and case incurred by any party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgement and shall survive and not be merged into any such judgment.

The obligation to pay such attorneys' fees and casts is intended to be severable from the other provisions of this Agreement.

     12.  GOVERNING LAW.

     This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

     13.  NOTICES.

     Any notice, or other document or demand required or permitted under this Agreement shall be in writing addressed to the appropriate address set forth above and shall be deemed delivered on the earliest of (a) actual receipt, (b) the next business day after the date when sent by recognized overnight courier, or (c) the second business day after the date when sent by registered or certified mail, postage prepaid. Any party may, from time to time, change the address at, which such written notices or other document or demands are to be sent, by giving the other parties written notice of such change in the manner hereinabove provided.

                                     EXHIBIT F

                                MEMORANDUM OF LEASE

RECORDING REQUESTED BY, AND:
WHEN RECORDED, RETURN TO:

-------------------------
-------------------------
-------------------------
-------------------------
-------------------------


                                   MEMORANDUM OF LEASE

     THIS MEMORANDUM OF LEASE ("Memorandum"), dated as of the _____ day of ____, 1999, is made and entered into by and between MARTIN/CAMPUS ASSOCIATES NO. 4, L.P., a Delaware limited partnership ("Landlord"),and BROADVISION, INC., a Delaware corporation ("Tenant").

RECITALS

          This Memorandum is entered into on the basis of the following facts, understandings and intentions of the parties:

          A. Landlord and Tenant have entered into that certain Lease Agreement dated as of January _____, 1999 (collectively, together with any and all amendments and supplements thereto, hereinafter referred to as the "Lease"). Pursuant to the terms, covenants and conditions of the Lease, Tenant has leased from Landlord a portion of that certain real property (the "Real Property") and all improvements thereon, as more particularly described in EXHIBITS A-1 AND A-2 hereto. That portion of the Real Property being leased by Tenant is hereafter called the "Premises", and is more particularly described in EXHIBIT B hereto. A copy of the Lease is being held by Tenant at its office at the Premises.

          B. Landlord and Tenant desire to enter into this Memorandum which is to be recorded in order that third parties may have notice of the estate of Tenant in the Premises.

          NOW THEREFORE, in consideration of the mutual covenants and promises of the parties, the parties hereto agree as follows.

          1. LEASE OF PREMISES. Landlord leases the Premises to Tenant and Tenant hires the Premises from Landlord, on the terms, covenants and conditions set forth in the Lease, for the Term, defined in the Lease.

          2. TERM. The term of the Lease shall commence on the Lease Commencement Date, as defined in the Lease, and shall terminate on December 4, 2007, subject to extension by Tenant for one (1) period of five (5) years, pursuant to PARAGRAPH 4 of the Lease (collectively, the "Term").

          3. COVENANTS RUN WITH THE LAND. All of the provisions, agreements, rights, powers, covenants, conditions and obligations contained in the Lease shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, successors (by merger, consolidation or otherwise) and assigns, devisees, administrators, representatives, lessees, and all other persons acquiring the Premises, or any portion thereof, or any interest therein, whether by operation of law or in any manner whatsoever, unless and until modified as provided in the Lease. All of the provisions of the Lease, for the Term of the Lease, including any permitted hold-over period, shall be covenants running with the land pursuant to applicable law. It is expressly acknowledged that each covenant to do or refrain from doing some act on the Premises is for the benefit of the Premises and is a burden upon the Premises, runs with the Premises, and shall benefit or be binding upon each successive owner during its ownership of the Premises, or any portion thereof, and each person having an interest therein derived in any manner through any owner thereof, or any portion thereof.

          4. LEASE TO CONTROL. All of the terms, conditions, provisions and covenants of the Lease are incorporated in this Memorandum by reference as though written out at length herein and both the Lease and this Memorandum shall be deemed to constitute a single instrument or document. If any inconsistency shall exist between the Lease and this Memorandum, the Lease shall control. This Memorandum and the Lease, and the covenants and agreements herein and therein contained, shall bind and inure to the benefit of the parties hereto, their heirs, successors, executors, administrators and assigns.

          5. SIGNATURE PAGE. For convenience, the signatures of the parties to this Memorandum may be executed on separate pages, which when attached to this Memorandum shall constitute this as one complete Memorandum.

          IN WITNESS WHEREOF, the parties hereto have executed this Memorandum as of the day and year first above written.

               "TENANT"

               BROADVISION, INC.,
               a Delaware corporation

                    By:
                       --------------------------
                    Its:
                        -------------------------
                    By:
                       --------------------------
                    Its:
                        -------------------------



                         [SIGNATURES CONTINUE ON NEXT PAGE]

               "LANDLORD"

                    MARTIN/CAMPUS ASSOCIATES NO. 4, L.P.,
                    a Delaware limited partnership

                    By:  Martin/Redwood Associates, L.P.,
                         a California limited partnership
                         Its General Partner

                         By:  TMG Redwood LLC,
                              a California limited liability company
                              Its General Partner

                              By:  The Martin Group
                                   of Companies, Inc.,
                                   a California corporation
                                   Its General Partner

                                   By:
                                      ----------------------
                                   Its:
                                       ---------------------
                                   Date
                                        --------------------


                                   By:
                                      ----------------------
                                   Its:
                                       ---------------------
                                   Date:
                                        --------------------


attach notaries

                             Second Floor - Floor Plan


                                     EXHIBIT B


                                       [Image]

                                   EXHIBIT C

- BroadVision WILL supply the refrigerators on the second floor of the building. Microwaves will need to be provided by RealNames.

- SECURITY: The security guards that work for The Martin Group patrol the entire property.

- CARD KEYS FOR 405: Yes, BroadVision will provide them for RealNames. It will require a $15.00 deposit per key. The deposit will be returned when the keys are returned. If one is to get lost, there is a $15.00 charge to replace the key. The charge for lost keys is not refundable. This is for the main lobby entrance into the building, the second floor entrance and the second floor server room. There are also two other entrances with stairwells to the second floor which we will supply door keys to (same key fits both doors) at $5.00 deposit per key. If one is to be lost, there is a non-refundable $5.00 charge.

- ADDRESS TO BE USED BY REAL NAMES RealNames can use the 405 Broadway address as their main address.

- SIGNAGE: Small street signage base to be provided. Patsy, David Wright (landlord) needs a camera-ready disc with your art to complete the sign. Or, you can forward the disc directly to Jim Mag @ Arrow Signs @ 510.533.7693. This base sign will have both BroadVision and RealNames on it. There will also be signage on the glass doors (at the front of the building). All signage of RealNames is at RealName's expense. RealNames to obtain final approval from BroadVision for ALL signage.

- RealNames to provide signage in the lobby which directs those entrancing to the the stairwell that leads to the second floor.

FURNITURE FOR 2ND FLOOR OF 405:

- BroadVision will supply furniture for 21 hardwall offices which includes a free standing desk, two pedestals and a bookcase.

- BroadVision will supply furniture for 99 8` x 8` cubicles complete w/overhead bins and organizers and pedestals.

- BroadVision will supply furniture for 7 conference rooms which will include seating.

- Note: Although BroadVision is quoting numbers above (as to how many hard-wall offices, cubicles and conference rooms that are in the building on the second floor), the buildout plan may change due to circumstances. We will supply furniture to complete AS BEST WE CAN, the available spaces on the second floor. However, if the number of cubicles change, for example, we are not bound by the numbers quoted above. Bottom line: We will adequately furnish the space.

-    Chairs will be provided.

- MIS/TELEPHONY: Exhibit D: BroadVision will supply three 19" cabinets, wire managers, (NO PATCH CORDS), and power. BroadVision will provide phone blocks in the Server Room (voice will be terminated on BV side of the blocks).

-    Real Names to provide tie to MPOE in Basement.

                         PREMISES BUILDOUT - MIS/TELEPHONY

                                     EXHIBIT D

                               2ND FLOOR SERVER ROOM

                                       [IMAGE]

                             JANITORIAL SPECIFICATIONS

Areas to be serviced 5 days per week.

1. Lobbies and hallways  . . . . . . . . . . . . . . . . . . . . . . . .Daily
2. Office areas  . . . . . . . . . . . . . . . . . . . . . . . . . . . .Daily
3. Cafe and break areas ( appliances included) . . . . . . . . . . . . .Daily
4. Restrooms and lounges . . . . . . . . . . . . . . . . . . . . . . . .Daily
5. Computer rooms  . . . . . . . . . . . . . . . . . . . . . . . . . . .Daily
6. Elevators . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Daily

Areas to be dusted:

1. Wall and partitions Weekly
2. Window sill . . . . . . . . . . . . . . . . . . . . . . . . . . . . Weekly
3. Picture frames  . . . . . . . . . . . . . . . . . . . . . . . . . . Weekly
4. Chalk rails  . . . . . . . . . . . . . . . . . . . . . . . . . . . . Daily
5. HVAC Vents  . . . . . . . . . . . . . . . . . . . . . . . . . . . Annually
6. Chairs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Weekly
7. Other equipment and furniture . . . . . . . . . . . . . . . . . . . Weekly
8. Detail clean  . . . . . . . . . . . . . . . . . . . . . . . . . . . Weekly

Restrooms:

1. Sanitize toilets and urinals  . . . . . . . . . . . . . . . . . . . .Daily
2. Clean and sanitize sinks  . . . . . . . . . . . . . . . . . . . . . .Daily
3. Clean mirrors . . . . . . . . . . . . . . . . . . . . . . . . . . . .Daily
4. Clean all chrome  . . . . . . . . . . . . . . . . . . . . . . . . . .Daily
5. Damp mop and sanitize floors  . . . . . . . . . . . . . . . . . . . .Daily
6. Clean partitions  . . . . . . . . . . . . . . . . . . . . . . . . . .Daily
7. Fill all dispensers . . . . . . . . . . . . . . . . . . . . . . . . .Daily
8. Empty all receptacles . . . . . . . . . . . . . . . . . . . . . . . .Daily
9. Clean and sanitize showers  . . . . . . . . . . . . . . . . . . . . .Daily

Cleaning Tasks:

1. Trash receptacles   . . . . . . . . . . . . . . . . . . . . . . . . .Daily
2. Drinking fountains  . . . . . . . . . . . . . . . . . . . . . . . . .Daily
3. Sand urns   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Daily
4. Janitorial closets  . . . . . . . . . . . . . . . . . . . . . . . . .Daily
5. Refrigerators(inside) . . . . . . . . . . . . . . . . . . . . . . . Weekly
6. Microwave (inside)  . . . . . . . . . . . . . . . . . . . . . . . . Weekly



Floor Service:

1. Sweep and / or mop. . . . . . . . . . . . . . . . . . . . . . . . . .Daily
2. Spot clean  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Daily
3. Spray buff  . . . . . . . . . . . . . . . . . . . . . . . . . . .Quarterly
4. Refinish VCT tile . . . . . . . . . . . . . . . . . . . . . . . . Annually

Carpets:

1. Vacuum, general cleaning. . . . . . . . . . . . . . . . . . . . . . .Daily
2. Vacuum, detail  . . . . . . . . . . . . . . . . . . . . . . . . . . Weekly
3. Spot clean  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Daily
4. Complete carpet cleaning (dry clean method) . . . . . . . . . . . Annually

Windows:

1. Interior glass office doors . . . . . . . . . . . . . . . . . . . . .Daily
2. Interior glass partitions . . . . . . . . . . . . . . . . . . . . . Weekly
3. Lobby side windows. . . . . . . . . . . . . . . . . . . . . . . . .Monthly
4. Exterior entry doors  . . . . . . . . . . . . . . . . . . . . . . . .Daily

Special services

1. Secure building, lights, alarms and doors . . . . . . . . . . . . . .Daily
2. Janitors are to report all uncommon events (i.e. leaky faucets, non-closing doors, etc.).
3. MSDS sheets can be provided for all chemicals kept on sight.

Owner liaison

1. Monthly meetings and or reports reviewing quality and performance.
2. Meetings upon request regarding problems and/or levels of service.

Miscellaneous

1. All paper and cleaning Supplies will be provided and included in monthly pricing.

                          MISCELLANEOUS MAINTENANCE

Miscellaneous maintenance repairs will be covered in this contract under the following conditions:

1.   PLUMBING REPAIRS

a. All interior plumbing repairs are included in this contract. They will be responded to as emergencies 24 hours a day 7 days a week.

b. The main water lines that service the building are not included in this contract.

c. This only includes repairing and replacing the plumbing parts to their original state. This contract does not include repairing the damage that might have been caused to the building structure or the furnishings therein.

2.   ELECTRICAL REPAIRS

a. All interior electrical repairs will be included in this contract. The only exclusions are vandalism, fixture replacement, and modifications.

b. This only includes repairing and replacing the electrical parts to their original state. This contract does not include repairing the damage that might have been caused due to the building structure or the furnishings therein.

3.   MISCELLANEOUS REPAIRS

a. Miscellaneous repairs will be Santa Clara Valley Corporation's responsibility. These repairs might include repairing or adjusting doors, repairing partitions, replacing molding, replacing damaged ceiling tiles, repairing bathroom problems, etc.

b. The repairs that are covered under this contract are only genuine maintenance repairs, not tenant improvements.

c. SCVC is willing to provide additional maintenance services at RealNames cost. SCVC will invoice RealNames directly.


Any damages caused by Santa Clara Valley Corporation's negligence will be repaired at our expense.

                        EXTERIOR INTERIOR LIGHT MAINTENANCE

EXTERIOR

Exterior light maintenance will be performed on a monthly basis. During this inspection replacement of all bulbs, tubes and ballasts will be performed as needed. Alternating months we will be monitoring the timers on the lights at sunrise and sunset to make sure they turn on and off at the proper times in order to not waste energy. Vandalism, fixture replacement and modifications are the only light maintenance expenses that are not included in this contract.

INTERIOR

Interior light maintenance will be performed on a weekly basis. This will include a complete inspection of the interior of the complex. During the inspection, replacement of all bulbs, tubes and ballasts will be performed as needed. Vandalism, fixture replacement and modifications are the only items that are not included in this contract.